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                              AMENDED AND RESTATED

                          AGREEMENT AND PLAN OF MERGER

                                  BY AND AMONG

                           DEVON ENERGY CORPORATION,

                            DEVON NEWCO CORPORATION,

                           DEVON HOLDCO CORPORATION,

                           DEVON MERGER CORPORATION,

                          MITCHELL MERGER CORPORATION

                                      AND

                      MITCHELL ENERGY & DEVELOPMENT CORP.

                          DATED AS OF AUGUST 13, 2001

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

                               TABLE OF CONTENTS

                                                                              PAGE
                                                                              ----
ARTICLE 1       THE MERGER..................................................   A-4
  Section 1.1   The Merger..................................................   A-4
  Section 1.2   The Closing.................................................   A-4
  Section 1.3   Effective Time..............................................   A-4
  Section 1.4   Certificate of Incorporation................................   A-4
  Section 1.5   Bylaws......................................................   A-4
  Section 1.6   Board of Directors..........................................   A-4
  Section 1.7   Alternate Structure Event...................................   A-4
ARTICLE 2       DIRECTORS OF PARENT.........................................   A-5
  Section 2.1   Directors of Parent.........................................   A-5
ARTICLE 3       CONVERSION OF COMPANY SHARES................................   A-5
  Section 3.1   Effect on Capital Stock.....................................   A-5
  Section 3.2   Exchange of Certificates for Shares.........................   A-6
  Section 3.3   Dissenters' Rights..........................................   A-8
  Section 3.4   Adjustments to Prevent Dilution.............................   A-8
ARTICLE 4       REPRESENTATIONS AND WARRANTIES OF THE COMPANY...............   A-8
  Section 4.1   Existence; Good Standing; Corporate Authority...............   A-8
  Section 4.2   Authorization, Validity and Effect of Agreements............   A-8
  Section 4.3   Capitalization..............................................   A-9
  Section 4.4   Significant Subsidiaries....................................   A-9
  Section 4.5   No Violation................................................   A-9
  Section 4.6   No Conflict.................................................  A-10
  Section 4.7   SEC Documents...............................................  A-10
  Section 4.8   Litigation and Liabilities..................................  A-11
  Section 4.9   Absence of Certain Changes..................................  A-11
  Section 4.10  Taxes.......................................................  A-11
  Section 4.11  Employee Benefit Plans......................................  A-12
  Section 4.12  Labor Matters...............................................  A-13
  Section 4.13  Environmental Matters.......................................  A-13
  Section 4.14  Intellectual Property.......................................  A-14
  Section 4.15  Title to Properties.........................................  A-14
  Section 4.16  Insurance...................................................  A-14
  Section 4.17  No Brokers..................................................  A-15
  Section 4.18  Opinions of Financial Advisors..............................  A-15
  Section 4.19  Contracts; Debt Instruments.................................  A-15
  Section 4.20  Vote Required...............................................  A-15
  Section 4.21  Certain Approvals...........................................  A-15
  Section 4.22  Certain Contracts...........................................  A-16
ARTICLE 5       REPRESENTATIONS AND WARRANTIES OF PARENT AND MERGER SUB.....  A-16
  Section 5.1   Existence; Good Standing; Corporate Authority...............  A-16
  Section 5.2   Authorization, Validity and Effect of Agreements............  A-16
  Section 5.3   Capitalization..............................................  A-16
  Section 5.4   Significant Subsidiaries....................................  A-17
  Section 5.5   No Violation................................................  A-17
  Section 5.6   No Conflict.................................................  A-18
  Section 5.7   SEC Documents...............................................  A-18
  Section 5.8   Absence of Certain Changes..................................  A-19

                                                                              PAGE
                                                                              ----
  Section 5.9   No Brokers..................................................  A-19
  Section 5.10  Opinion of Financial Advisor................................  A-19
  Section 5.11  Vote Required...............................................  A-19
  Section 5.12  Financing...................................................  A-20
  Section 5.13  Litigation and Liabilities..................................  A-20
  Section 5.14  Title to Properties.........................................  A-20
ARTICLE 6.....  COVENANTS...................................................  A-20
  Section 6.1   Conduct of Business.........................................  A-20
  Section 6.2   No Solicitation by the Company..............................  A-22
  Section 6.3   Meetings of Stockholders....................................  A-23
  Section 6.4   Filings; Reasonable Best Efforts............................  A-23
  Section 6.5   Inspection..................................................  A-25
  Section 6.6   Publicity...................................................  A-25
  Section 6.7   Registration Statement......................................  A-25
  Section 6.8   Listing Applications........................................  A-26
  Section 6.9   Letters of Accountants......................................  A-26
  Section 6.10  Agreements of Affiliates....................................  A-26
  Section 6.11  Expenses....................................................  A-27
  Section 6.12  Indemnification and Insurance...............................  A-27
  Section 6.13  Employee Benefits...........................................  A-28
  Section 6.14  Reorganization..............................................  A-30
  Section 6.15  Dividends...................................................  A-30
ARTICLE 7.....  CONDITIONS..................................................  A-30
  Section 7.1   Conditions to Each Party's Obligation to Effect the
                Merger......................................................  A-30
  Section 7.2   Conditions to Obligation of the Company to Effect the
                Merger......................................................  A-31
  Section 7.3   Conditions to Obligation of Parent to Effect the Merger.....  A-31
ARTICLE 8       TERMINATION.................................................  A-32
  Section 8.1   Termination by Mutual Consent...............................  A-32
  Section 8.2   Termination by Parent or the Company........................  A-32
  Section 8.3   Termination by the Company..................................  A-32
  Section 8.4   Termination by Parent.......................................  A-33
  Section 8.5   Effect of Termination.......................................  A-33
  Section 8.6   Extension; Waiver...........................................  A-34
ARTICLE 9.....  GENERAL PROVISIONS..........................................  A-34
  Section 9.1   Nonsurvival of Representations, Warranties and Agreements...  A-34
  Section 9.2   Notices.....................................................  A-34
  Section 9.3   Assignment; Binding Effect; Benefit.........................  A-35
  Section 9.4   Entire Agreement............................................  A-35
  Section 9.5   Amendments..................................................  A-35
  Section 9.6   Governing Law; Jurisdiction; Waiver of Jury Trial...........  A-36
  Section 9.7   Counterparts................................................  A-36
  Section 9.8   Headings....................................................  A-36
  Section 9.9   Interpretation..............................................  A-36
  Section 9.10  Waivers.....................................................  A-37
  Section 9.11  Incorporation of Exhibits...................................  A-37
  Section 9.12  Severability................................................  A-37
  Section 9.13  Enforcement of Agreement....................................  A-37
  Section 9.14  Obligation of Merger Sub, Alternate Holdco, Devon Merger Sub
                and Mitchell Merger Sub.....................................  A-37

                              AMENDED AND RESTATED
                          AGREEMENT AND PLAN OF MERGER

     THIS AMENDED AND RESTATED AGREEMENT AND PLAN OF MERGER (this "Agreement"), dated as of August 13, 2001, is among Devon Energy Corporation, a Delaware corporation ("Parent"); Devon NewCo Corporation, a Delaware corporation and a direct and wholly owned subsidiary of Parent ("Merger Sub"); Devon Holdco Corporation, a Delaware corporation and a direct and wholly owned subsidiary of Parent ("Alternate Holdco"); Devon Merger Corporation, a Delaware corporation and a direct and wholly owned subsidiary of Alternate Holdco ("Devon Merger Sub"); Mitchell Merger Corporation, a Texas corporation and a direct and wholly owned subsidiary of Alternate Holdco ("Mitchell Merger Sub"); and Mitchell Energy & Development Corp., a Texas corporation (the "Company").

                                    RECITALS

     WHEREAS, this Agreement (entered into as of October 5, 2001) amends and restates in its entirety the Agreement and Plan of Merger, dated as of August 13, 2001 (which shall be deemed to be the date of this Agreement and the date on which all representations and warranties herein shall be deemed to be made), by and among Parent, Merger Sub and the Company;

     WHEREAS, the respective Boards of Directors of each of Parent, Merger Sub and the Company have determined that the merger of the Company with and into Merger Sub (the "Merger"), in the manner contemplated herein, is advisable and in the best interests of their respective corporations and stockholders and, by resolutions duly adopted, have approved and adopted this Agreement;

     WHEREAS, the respective Boards of Directors of each of Parent, Alternate Holdco, Devon Merger Sub, Mitchell Merger Sub and the Company have determined that, if an Alternate Structure Event (as defined in Section 1.7 (a)) occurs, the Alternate Mergers (as defined in Section 1.7 (b)) are advisable and in the best interests of their respective corporations and stockholders and, by resolutions duly adopted, have approved and adopted this Agreement;

     WHEREAS, for federal income tax purposes, it is intended that the Merger qualify as a reorganization within the meaning of section 368(a) of the Internal Revenue Code of 1986, as amended, and the rules and regulations promulgated thereunder (the "Code") or, alternatively, if an Alternate Structure Event occurs, it is intended that the Alternate Mergers qualify as nonrecognition transactions under section 351 of the Code; and

     WHEREAS, as a condition and inducement to the willingness of Parent to enter into this Agreement, certain principal stockholders of the Company have entered into a shareholders agreement with Parent pursuant to which such stockholders have (i) agreed, among other things, to vote their shares of Company common stock in favor of the approval of this Agreement and (ii) granted to Parent an irrevocable proxy to vote their shares of Company common stock upon the terms and conditions set forth therein (the "Principal Shareholders Agreement").

     NOW, THEREFORE, in consideration of the foregoing, and of the representations, warranties, covenants and agreements contained herein, the parties hereto hereby agree as follows:

                                   ARTICLE 1

                                   THE MERGER

     SECTION 1.1 The Merger. Subject to the terms and conditions of this Agreement, at the Effective Time (as defined in Section 1.3), the Company shall be merged with and into Merger Sub in accordance with this Agreement, and the separate corporate existence of the Company shall thereupon cease. Merger Sub shall be the surviving corporation in the Merger and shall be a wholly owned subsidiary of Parent (sometimes hereinafter referred to as the "Surviving Corporation"). The Merger shall have the effects specified in the Delaware General Corporation Law ("DGCL") and the Texas Business Corporation Act (the "TBCA"). At the election of Parent, any direct wholly owned subsidiary of Parent may be substituted for Merger Sub as a constituent corporation in the Merger. In such event, the parties hereto agree to execute an appropriate amendment to this Agreement in order to reflect such substitution.

     SECTION 1.2 The Closing. Subject to the terms and conditions of this Agreement, the closing of the Merger (the "Closing") shall take place (a) at the offices of Mayer, Brown & Platt, 700 Louisiana Street, Houston, Texas 77002, at 9:00 a.m., local time, on the first business day immediately following the day on which the last to be fulfilled or waived of the conditions set forth in
Article 7 (other than those conditions that by their nature are to be satisfied at the Closing, but subject to fulfillment or waiver of those conditions) shall be fulfilled or waived in accordance herewith or (b) at such other time, date or place as Parent and the Company may agree in writing. The date on which the Closing occurs is hereinafter referred to as the "Closing Date."

     SECTION 1.3 Effective Time. If all the conditions to the Merger set forth in Article 7 shall have been fulfilled or waived in accordance herewith and this Agreement shall not have been terminated as provided in Article 8, on the Closing Date, a certificate of merger (the "Certificate of Merger") meeting the requirements of Section 252 of the DGCL shall be properly executed and filed with the Secretary of State of the State of Delaware and articles of merger (the "Articles of Merger") meeting the requirements of Article 5.04 of the TBCA will be filed with the Secretary of State of the State of Texas. The Merger shall become effective upon the filing of the Certificate of Merger with the Secretary of State of the State of Delaware in accordance with the DGCL and the issuance of a certificate of merger by the Secretary of State of the State of Texas in accordance with the TBCA, or at such later time that the parties hereto shall have agreed upon and designated in such filing as the effective time of the Merger (the "Effective Time").

     SECTION 1.4 Certificate of Incorporation. The certificate of incorporation of Merger Sub in effect immediately prior to the Effective Time shall be the certificate of incorporation of the Surviving Corporation, until duly amended in accordance with applicable law.

     SECTION 1.5 Bylaws. The bylaws of Merger Sub in effect immediately prior to the Effective Time shall be the bylaws of the Surviving Corporation, until duly amended in accordance with applicable law.

     SECTION 1.6 Board of Directors. The Board of Directors of the Surviving Corporation shall consist of the Board of Directors of Merger Sub, as it existed immediately prior to the Effective Time.

     SECTION 1.7  Alternate Structure Event.

     (a) Alternate Structure Event. An "Alternate Structure Event" shall have occurred if, at any time prior to the Effective Time:

          (i) all conditions to the Closing set forth in Article 7 have been fulfilled or waived other than the conditions set forth in Section 7.2(b)or 7.3(b) and other than those conditions that by their nature are to be satisfied at the Closing; and

          (ii) (A) in the case of the Company, the Company has used its reasonable best efforts to obtain the opinion contemplated by Section 7.2(b) based on the assumption that the Closing Date would be the first business day following the satisfaction of the conditions described in
     Section 1.7(a)(i), but Vinson & Elkins L.L.P. has nonetheless advised the Company that it is unable to deliver such an opinion or (B) in the case of Parent, Parent has used its reasonable best efforts to obtain the opinion contemplated by Section 7.3(b) based on the assumption that the Closing Date would be the first business day following the satisfaction of the conditions described in Section 1.7(a)(i), but Mayer, Brown & Platt has nonetheless advised Parent that it is unable to deliver such an opinion.

     (b) Effect of Alternate Structure Event. Upon the occurrence of an Alternate Structure Event, without any further action on the part of any party to this Agreement, this Agreement shall be deemed to be amended as follows: (1) all references to the term "Merger" in this Agreement shall be deemed to be references to the Alternate Mergers, (2) all references to the term "Parent Common Stock" when used in the context of Parent Common Stock to be issued in the Merger shall be deemed to be references to common stock to be issued by Alternate Holdco in the Mitchell Merger (as defined in Exhibit B), and (3) this Agreement shall be otherwise amended as set forth in Exhibit B. The Company and Parent further agree that, in such event, any other appropriate adjustments shall be made to the other terms and conditions of this Agreement to reflect the transactions contemplated by this Section 1.7 with a view to ensuring that the Company and Parent, and their respective stockholders, are placed in a position that is as close as possible to the position that they would have been in but for such restructuring. The mergers contemplated in this Section 1.7 and in Exhibit B are sometimes referred to as the "Alternate Mergers."

     (c) Other Actions Related to Consummation of Alternate
Mergers. Notwithstanding anything to the contrary set forth in this Agreement, each of the Company and Parent shall cooperate in good faith with one another, and use its reasonable best efforts, to take or cause to be taken all actions, and to do or cause to be done, all things necessary, proper or advisable to ensure that, if an Alternate Structure Event were to occur, the Alternate Mergers could be consummated at the same time as the Merger would have been consummated but for the Alternate Structure Event. For the avoidance of doubt, such actions shall include, without limitation, compliance with the obligations set forth in Sections 6.7(a) and 6.8.

                                   ARTICLE 2

                              DIRECTORS OF PARENT

     SECTION 2.1 Directors of Parent. At the Effective Time, the Board of Directors of Parent shall consist of a number of persons as determined by Parent. One member of the Board of Directors of Parent shall be J. Todd Mitchell (the "Company Designee"). The Company Designee shall be appointed to fill a vacancy on the Board of Directors existing immediately prior to the Effective Time. If, prior to the Effective Time, the Company Designee becomes unavailable or unwilling to serve, the Company shall designate a substitute designee acceptable to Parent. If necessary to comply with this Section 2.1, Parent shall cause to be presented to the meeting of its stockholders contemplated by Section
6.3 of this Agreement a proposal to amend Parent's certificate of incorporation to increase the number of directors that constitutes the entire Board of Directors.

                                   ARTICLE 3

                          CONVERSION OF COMPANY SHARES

     SECTION 3.1 Effect on Capital Stock. At the Effective Time, the Merger shall have the following effects on the capital stock of the Company and Merger Sub, without any action on the part of the holder of any capital stock of the Company or Merger Sub:

          (a) Conversion of the Company Common Stock. Subject to the provisions of this Section 3.1 and Section 3.3, each share of Class A common stock, $0.10 par value per share, of the Company (each a "Company Share" and collectively the "Company Shares") issued and outstanding immediately prior to the Effective Time (but not including any Dissenting Shares (as defined below) and any Company Shares that are (i) owned (A) by Parent, Merger Sub or any other direct or indirect Subsidiary of Parent or
     (B) by the Company or any direct or indirect Subsidiary of the Company and
     (ii) are not held on behalf of third parties (collectively, the "Excluded Company Shares")) shall, by virtue of the Merger and without any action on the part of the holder thereof, be converted into (i) the right to receive $31.00 in cash (the "Cash Consideration") and (ii) 0.585 of a share (the "Exchange Ratio") of Parent Common Stock (the "Stock Consideration" and, together with the Cash Consideration, the "Merger Consideration"). "Parent Common Stock" shall mean the common stock, par value $0.10 per share, of Parent.

          (b) Cancellation of Excluded Company Shares. Each Excluded Company Share issued and outstanding immediately prior to the Effective Time shall, by virtue of the Merger and without any action on the part of the holder thereof, no longer be outstanding, shall be canceled and retired without payment of any consideration therefor and shall cease to exist.

          (c) Merger Sub. At the Effective Time, each share of common stock, par value $0.01 per share, of Merger Sub issued and outstanding immediately prior to the Effective Time shall be converted into one share of common stock of the Surviving Corporation, and the Surviving Corporation shall thereby become a wholly owned subsidiary of Parent.

     SECTION 3.2  Exchange of Certificates for Shares.

     (a) Exchange Procedures. At or prior to the Effective Time, Parent shall deposit with the Exchange Agent, in trust for the benefit of the holders of Company Shares, an amount in cash and certificates representing shares of Parent Common Stock required to effect the conversion of the Company Shares into the Merger Consideration pursuant to Section 3.1(a). Parent shall make sufficient funds available to an exchange agent (the "Exchange Agent"), selected by Parent with the Company's prior approval, which shall not be unreasonably withheld, from time to time as needed to pay cash in respect of dividends or other distributions in accordance with Section 3.2(b). Promptly after the Effective Time, but in no event later than three business days following the Closing Date, the Surviving Corporation shall cause the Exchange Agent to mail to each holder of record as of the Effective Time of a certificate representing Company Shares (each a "Certificate") (other than holders of a Certificate in respect of Excluded Company Shares) (i) a letter of transmittal specifying that delivery of the Certificates shall be effected, and that risk of loss and title to the Certificates shall pass, only upon delivery of the Certificates (or, in lieu of such Certificates, affidavits of loss together with either a reasonable undertaking to indemnify Parent or the Company, if Parent believes that the person providing the indemnity is sufficiently creditworthy, or, if Parent does not so believe, indemnity bonds) to the Exchange Agent, such letter of transmittal to be in such form and have such other provisions as Parent and the Company may reasonably agree, and (ii) instructions for exchanging the Certificates and receiving the Merger Consideration to which such holder shall be entitled therefore pursuant to Section 3.1(a). Subject to Section 3.2(g), upon surrender of a Certificate for cancellation to the Exchange Agent together with such letter of transmittal, duly executed, the holder of such Certificate shall be entitled to receive in exchange therefor (i) a certificate representing that number of whole shares of Parent Common Stock that such holder is entitled to receive pursuant to Section 3.1(a) and (ii) a check in the aggregate amount (after giving effect to any required tax withholdings) of (A) the cash that such holder is entitled to receive pursuant to Section 3.1(a) plus (B) any cash in lieu of fractional shares determined in accordance with Section 3.2(d) plus (C) any cash dividends and any other dividends or other distributions that such holder has the right to receive pursuant to the provisions of this Section 3.2. The Certificate so surrendered shall forthwith be canceled. No interest will be paid or accrued on any amount payable upon due surrender of any Certificate. In the event of a transfer of ownership of Company Shares that occurred prior to the Effective Time, but is not registered in the transfer records of the Company, the Merger Consideration may be issued and/or paid to such a transferee if the Certificate formerly representing such Company Shares is presented to the Exchange Agent, accompanied by all documents required to evidence and effect such transfer and to evidence that any applicable stock transfer taxes have been paid. If any certificate for shares of Parent Common Stock is to be issued in a name other than that in which the Certificate surrendered in exchange therefor is registered, it shall be a condition of such exchange that the Person requesting such exchange shall pay any transfer or other taxes required by reason of the issuance of certificates for shares of Parent Common Stock in a name other than that of the registered holder of the Certificate surrendered, or shall establish to the satisfaction of Parent or the Exchange Agent that such tax has been paid or is not applicable.

     (b) Distributions with Respect to Unexchanged Shares. Whenever a dividend or other distribution is declared by Parent in respect of Parent Common Stock, the record date for which is at or after the Effective Time, that declaration shall include dividends or other distributions in respect of all shares of Parent Common Stock issuable pursuant to this Agreement. No dividends or other distributions so declared in respect of such Parent Common Stock shall be paid to any holder of any unsurrendered Certificate until such Certificate is surrendered for exchange in accordance with this Section 3.2. Subject to the effect of applicable laws, following surrender of any such Certificate, there shall be issued or paid, less the amount of any withholding taxes that may be required thereon, to the holder of the certificates representing whole shares of Parent Common Stock issued in exchange for such Certificate, without interest,
(i) at the time of such surrender, the dividends or other distributions with a record date that is at or after the Effective Time and a payment date on or prior to the date of surrender of such whole shares of Parent Common Stock and not previously paid and (ii) at the appropriate payment date, the dividends or other distributions payable with respect to such whole shares of Parent Common Stock with a record date at or after the Effective Time but with a payment date subsequent to surrender. For purposes of dividends or other distributions in respect of shares of Parent Common Stock, all shares of Parent Common Stock to be issued pursuant to the Merger shall be deemed issued and outstanding as of the Effective Time.

     (c) Transfers. After the Effective Time, there shall be no transfers on the stock transfer books of the Company of the Company Shares that were outstanding immediately prior to the Effective Time.

     (d) Fractional Shares. Notwithstanding any other provision of this Agreement, no fractional shares of Parent Common Stock will be issued and any holder of Company Shares entitled to receive a fractional share of Parent Common Stock (after taking into account the aggregate number of shares of Parent Common Stock to be received in exchange for all shares held by such holder) but for this Section 3.2(d) shall be entitled to receive in lieu thereof an amount in cash (without interest) determined by multiplying such fraction (rounded to the nearest one-hundredth of a share) by the average closing price of a share of Parent Common Stock, as reported in The Wall Street Journal, Southwestern edition, on the five trading days immediately prior to the last business day before the Effective Time.

     (e) Termination of Exchange Period; Unclaimed Merger Consideration. Any shares of Parent Common Stock and any portion of the cash, dividends or other distributions with respect to the Parent Common Stock deposited by Parent with the Exchange Agent (including the proceeds of any investments thereof) that remain unclaimed by the stockholders of the Company 180 days after the Effective Time shall be paid to Parent. Any stockholders of the Company who have not theretofore complied with this Article 3 shall thereafter be entitled to look only to Parent for payment of their Merger Consideration and any cash, dividends and other distributions in respect thereof issuable and/or payable pursuant to
Section 3.1, Section 3.2(b) and Section 3.2(d) upon due surrender of their Certificates (or, in lieu of such Certificates, affidavits of loss together with either a reasonable undertaking to indemnify Parent or the Company, if Parent believes that the Person providing the indemnity is sufficiently creditworthy, or, if Parent does not so believe, indemnity bonds), in each case, without any interest thereon. Notwithstanding the foregoing, none of Parent, the Surviving Corporation, the Exchange Agent or any other Person shall be liable to any former holder of Company Shares for any amount properly delivered to a public official pursuant to applicable abandoned property, escheat or similar laws.

     (f) Lost, Stolen or Destroyed Certificates. In the event any Certificate shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the Person claiming such Certificate to be lost, stolen or destroyed, and if Parent believes that the Person providing the indemnity is sufficiently creditworthy, the making of a reasonable undertaking to indemnify Parent or the Company, or, if Parent does not so believe, the posting by such Person of a bond in the form customarily required by Parent to indemnify against any claim that may be made against it with respect to such Certificate, Parent will issue the shares of Parent Common Stock and the Exchange Agent will distribute such Merger Consideration, dividends and other distributions in respect thereof issuable or payable in exchange for such lost, stolen or destroyed Certificate pursuant to
Section 3.1, Section 3.2(b) and Section 3.2(d), in each case, without interest.

     (g) Affiliates. Notwithstanding anything in this Agreement to the contrary, Certificates surrendered for exchange by any Rule 145 Affiliate (as determined pursuant to Section 6.10) of the Company shall not be exchanged until Parent has received a written agreement from such Person as provided in Section 6.10.

     SECTION 3.3 Dissenters' Rights. Company Shares that are outstanding immediately prior to the Effective Time and that are held by stockholders who shall have not voted in favor of the Merger and who shall have made written demand for payment of the fair value for such shares in accordance with Section
5.12 of the TBCA (collectively, the "Dissenting Shares") shall not be converted into or represent the right to receive the Merger Consideration. Such stockholders shall be entitled to receive payment of the fair value of the Company Shares held by them in accordance with the TBCA, except that all Dissenting Shares held by stockholders who shall have failed to perfect or who effectively shall have withdrawn or lost their rights to appraisal of such Company Shares under the TBCA shall thereupon be deemed to have been converted into and to be exchangeable, as of the Effective Time, for Merger Consideration in the manner provided in Section 3.1(a).

     SECTION 3.4 Adjustments to Prevent Dilution. In the event that prior to the Effective Time, there shall have been declared or effected a reclassification, stock split (including a reverse split), stock dividend, stock distribution or similar event made with respect to the Company Shares or the Parent Common Stock, the Merger Consideration shall be equitably adjusted to reflect such event.

                                   ARTICLE 4

                 REPRESENTATIONS AND WARRANTIES OF THE COMPANY

     Except as set forth in the disclosure letter delivered to Parent concurrently with the execution hereof (the "Company Disclosure Letter") or as disclosed with reasonable specificity in the Company Reports (as defined in Section 4.7), the Company represents and warrants to Parent that:

     SECTION 4.1 Existence; Good Standing; Corporate Authority. The Company is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Texas. The Company is duly qualified to do business as a foreign corporation and is in good standing under the laws of any jurisdiction in which the character of the properties owned or leased by it therein or in which the transaction of its business makes such qualification necessary, except where the failure to be so qualified would not have or reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect (as defined in Section 9.9). The Company has all requisite corporate power and authority to own, operate and lease its properties and to carry on its business as now conducted. The copies of the Company's articles of incorporation and bylaws previously made available to Parent are true and correct and contain all amendments as of the date hereof.

     SECTION 4.2 Authorization, Validity and Effect of Agreements. The Company has the requisite corporate power and authority to execute and deliver this Agreement and all other agreements and documents contemplated hereby, to which it is a party. The consummation by the Company of the transactions contemplated hereby has been duly authorized by all requisite corporate action, other than, with respect to the Merger or the Mitchell Merger, as the case may be, the approval and adoption of this Agreement by the Company's stockholders. This Agreement constitutes the valid and legally binding obligation of the Company to the extent it is a party, enforceable in accordance with their respective terms, subject to applicable bankruptcy, insolvency, moratorium or other similar laws relating to creditors' rights and general principles of equity.

     SECTION 4.3 Capitalization. The authorized capital stock of the Company consists of 200,000,000 Company Shares, and 10,000,000 shares of the Company preferred stock, par value $0.10 per share ("Company Preferred Stock"). As of August 10, 2001, there were (a) 49,911,612 Company Shares issued and outstanding, (b) no shares of Company Preferred Stock issued and outstanding,
(c) 2,136,588 Company Shares subject to outstanding employee stock options, of which the weighted average exercise price was approximately $27.67 per share and
(d) 1,056,257 Company bonus units outstanding, of which the weighted average Designation Date Price (as defined in the Bonus Unit Plan) was approximately $31.85 per unit. All issued and outstanding Company Shares (i) are duly authorized, validly issued, fully paid, nonassessable and free of preemptive rights, (ii) were not issued in violation of the terms of any agreement or other understanding binding upon the Company and (iii) were issued in compliance with all applicable charter documents of the Company and all applicable federal and state securities laws, rules and regulations. Except as set forth in this
Section 4.3 and except for any Company Shares issued pursuant to the plans described in the Company Disclosure Letter, there are no outstanding shares of capital stock and there are no options, warrants, calls, subscriptions, shareholder rights plan or similar instruments, convertible securities, or other rights, agreements or commitments which obligate the Company or any of its Subsidiaries to issue, transfer or sell any shares of capital stock or other voting securities of the Company or any of its Subsidiaries. The Company has no outstanding bonds, debentures, notes or other obligations the holders of which have the right to vote (or which are convertible into or exercisable for securities having the right to vote) with the stockholders of the Company on any matter.

     SECTION 4.4 Significant Subsidiaries. For purposes of this Agreement, "Significant Subsidiary" shall mean significant subsidiary as defined in Rule 1-02 of Regulation S-X of the Securities Exchange Act (the "Exchange Act"). Each of the Company's Significant Subsidiaries is a corporation, limited liability company or partnership duly organized, validly existing and in good standing (where applicable) under the laws of its jurisdiction of incorporation or organization, has the corporate or partnership power and authority to own, operate and lease its properties and to carry on its business as it is now being conducted, and is duly qualified to do business and is in good standing (where applicable) in each jurisdiction in which the ownership, operation or lease of its property or the conduct of its business requires such qualification, except for jurisdictions in which such failure to be so qualified or to be in good standing would not have or reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect. All of the outstanding shares of capital stock of, or other ownership interests in, each of the Company's Significant Subsidiaries is duly authorized, validly issued, fully paid and nonassessable, and is owned, directly or indirectly, by the Company free and clear of all liens, pledges, security interests, claims, preferential purchase rights or other rights, interests or encumbrances ("Liens"). Schedule 4.4 to the Company Disclosure Letter sets forth for each Significant Subsidiary of the Company, its name and jurisdiction of incorporation or organization.

     SECTION 4.5 No Violation. Neither the Company nor any of its Subsidiaries is, or has received notice that it would be with the passage of time, in violation of any term, condition or provision of (a) its charter documents or bylaws, (b) any loan or credit agreement, note, bond, mortgage, indenture, contract, agreement, lease, license or other instrument or (c) any order of any court, governmental authority or arbitration board or tribunal, or any law, ordinance, governmental rule or regulation to which the Company or any of its Subsidiaries or any of their respective properties or assets is subject, or is delinquent with respect to any report required to be filed with any governmental entity, except, in the case of matters described in clause (b) or(c), as would not have or reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect. Except where it would not have a Company Material Adverse Effect, the Company and its Subsidiaries hold all permits, licenses, variances, exemptions, orders, franchises and approvals of all governmental authorities necessary for the lawful conduct of their respective businesses (the "Company Permits") and the Company and its Subsidiaries are in compliance with the terms of the Company Permits. No investigation by any governmental authority with respect to the Company or any of its Subsidiaries is pending or, to the knowledge of the Company, threatened, other than those that would not have or reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect.

     SECTION 4.6  No Conflict.

     (a) Neither the execution and delivery by the Company of this Agreement nor the consummation by the Company of the transactions contemplated hereby in accordance with the terms hereof will: (i) conflict with or result in a breach of any provisions of the charter documents or bylaws of the Company; (ii) violate, or conflict with, or result in a breach of any provision of, or constitute a default (or an event which, with notice or lapse of time or both, would constitute a default) under, or result in the termination or in a right of termination or cancellation of, or give rise to a right of purchase under, or accelerate the performance required by, or result in the creation of any Lien upon any of the properties of the Company or its Subsidiaries under, or result in being declared void, voidable, or without further binding effect, or otherwise result in a detriment to the Company or any of its Subsidiaries under any of the terms, conditions or provisions of, any note, bond, mortgage, indenture, deed of trust, Company Permit, lease, contract, agreement, joint venture or other instrument or obligation to which the Company or any of its Subsidiaries is a party, or by which the Company or any of its Subsidiaries or any of their properties is bound or affected; or (iii) contravene or conflict with or constitute a violation of any provision of any law, rule, regulation, judgment, order or decree binding upon or applicable to the Company or any of its Subsidiaries, except, in the case of matters described in clause (ii) or
(iii), as would not have or reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect.

     (b) Neither the execution and delivery by the Company of this Agreement nor the consummation by the Company of the transactions contemplated hereby in accordance with the terms hereof or thereof will require any consent, approval or authorization of, or filing or registration with, any governmental or regulatory authority, other than (i) the filings provided for in Article l and
(ii) filings required under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR Act"), the Exchange Act, the Securities Act or applicable state securities and "Blue Sky" laws and applicable foreign competition or antitrust laws ((i) and (ii) collectively, the "Regulatory Filings"), except for any consent, approval or authorization the failure of which to obtain and for any filing or registration the failure of which to make would not prevent the consummation of the Merger or the Mitchell Merger, as the case may be, or otherwise prevent the Company from performing its obligations under this Agreement and would not have or reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect.

     (c) Other than as contemplated by Section 4.6(b), no consents, assignments, waivers, authorizations or other certificates are necessary in connection with the transactions contemplated hereby to provide for the continuation in full force and effect of all of the Company's material contracts or leases or for the Company to consummate the transactions contemplated hereby, except when the failure to receive such consents or other certificates would not have or reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect.

     (d) Except as set forth on Schedule 4.6(d) to the Company Disclosure Letter, neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby will: (i) result in any payment from the Company or its Subsidiaries (including severance, unemployment compensation, parachute payment, bonus or otherwise) becoming due to any director, employee or independent contractor of the Company or any of its Subsidiaries under any Company Plan (as defined in Section 4.11) or otherwise;
(ii) increase any benefits otherwise payable under any Company Plan or otherwise; or (iii) result in the acceleration of the time of payment or vesting of any such benefits.

     SECTION 4.7 SEC Documents. The Company has made available to Parent each registration statement, report, proxy statement or information statement (other than preliminary materials) filed by the Company with the Securities and Exchange Commission ("SEC") since January 1, 2000, each in the form (including exhibits and any amendments thereto) filed with the SEC prior to the date hereof (collectively, the "Company Reports"), and the Company has filed all forms, reports and documents required to be filed by it with the SEC pursuant to relevant securities statutes, regulations, policies and rules since such time. As of their respective dates, the Company Reports (i) were prepared in accordance with the applicable requirements of the Securities Act of 1933 ("Securities Act"), the Exchange Act, and the rules and regulations thereunder and complied with the then applicable accounting requirements and (ii) did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements made therein, in the light of the circumstances under which they were made, not misleading except for such statements, if any, as have been modified by subsequent filings with the SEC prior to the date hereof. Each of the consolidated balance sheets included in or incorporated by reference into the Company Reports (including the related notes and schedules) fairly presents the consolidated financial position of the Company and its Subsidiaries as of its date and each of the consolidated statements of earnings, cash flows and stockholders' equity included in or incorporated by reference into the Company Reports (including any related notes and schedules) fairly presents the results of operations, cash flows or changes in stockholders' equity, as the case may be, of the Company and its Subsidiaries for the periods set forth therein (subject, in the case of unaudited statements, to such exceptions as may be permitted by Form 10-Q of the SEC), in each case in accordance with generally accepted accounting principles consistently applied during the periods involved, except as may be noted therein.

     SECTION 4.8 Litigation and Liabilities. There are no actions, suits or proceedings pending against the Company or any of its Subsidiaries or, to the Company's knowledge, threatened against the Company or any of its Subsidiaries, at law or in equity, or before or by any federal, state or foreign commission, board, bureau, agency or instrumentality, other than those that would not have or reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect. There are no outstanding judgments, decrees, injunctions, awards or orders against the Company or any of its Subsidiaries, other than those that would not have or reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect. There are no obligations or liabilities of any nature, whether or not accrued, contingent or otherwise and whether or not required to be disclosed, including those relating to environmental and occupational safety and health matters, or any other facts or circumstances that could result in any claims against, or obligations or liabilities of, the Company or any of its affiliates, except for those that would not have or reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect.

     SECTION 4.9 Absence of Certain Changes. Since December 31, 2000, the Company has conducted its business only in the ordinary and usual course of business, and during such period there have not been (i) events, conditions, actions, occurrences or omissions that would have or would reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect; (ii) any change by the Company or any of its Subsidiaries in any of its accounting methods, principles or practices or any of its tax methods, practices or elections, except for changes required by generally accepted accounting principles; (iii) any material damage, destruction, or loss to the business or properties of the Company and its Subsidiaries (whether or not covered by insurance) taken as a whole; (iv) any declaration, setting aside or payment of any dividend (other than ordinary quarterly dividends of $0.1325 per share) or other distribution in respect of the capital stock of the Company, or any direct or indirect redemption, purchase or any other acquisition by the Company of any such stock; (v) any change in the capital stock or in the number of shares or classes of the Company's authorized or outstanding capital stock (other than as a result of issuances under the Company Plans or exercises of options to purchase the Company Shares outstanding or issued as permitted hereunder); (vi) any increase in or establishment of any bonus, insurance, severance, deferred compensation, pension, retirement, profit sharing, stock option, stock purchase or other employee benefit plan, except in the ordinary course of business; or
(vii) any event, condition, action, occurrence or omission that is prohibited on or after the date of this Agreement under Section 6.1 of this Agreement.

     SECTION 4.10  Taxes.

     (a) Each of the Company, its Subsidiaries and each affiliated, consolidated, combined, unitary or similar group of which any such corporation is or, since January 1, 1991, was a member has (i) duly filed (or there has been filed on its behalf) on a timely basis (taking into account any extensions of time to file before the date hereof) with appropriate governmental authorities all tax returns, statements, reports, declarations, estimates and forms ("Returns") required to be filed by or with respect to it, except to the extent that any failure to file would not have or reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, and
(ii) duly paid or deposited in full on a timely basis or made adequate provisions in accordance with generally accepted accounting principles (or there has been paid or deposited or adequate provision has been made on its behalf) for the payment of all taxes required to be paid by it other than those being contested in good faith by the Company or a Subsidiary of the Company and except to the extent that any failure to pay or deposit or make adequate provision for the payment of such taxes would not have or reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect.

     (b) (i) The federal income tax returns of the Company and each of its Subsidiaries have been examined by the Internal Revenue Service (the "IRS") (or the applicable statutes of limitation for the assessment of federal income taxes for such periods have expired) for all periods; (ii) except to the extent being contested in good faith, all material deficiencies asserted as a result of such examinations and any other examinations of the Company and its Subsidiaries by any taxing authority have been paid fully, settled or adequately provided for in the financial statements contained in the Company Reports; (iii) as of the date hereof, neither the Company nor any of its Subsidiaries has granted any requests, agreements, consents or waivers to extend the statutory period of limitations applicable to the assessment of any taxes with respect to any Returns of the Company or any of its Significant Subsidiaries that will be outstanding as of the Effective Time; (iv) neither the Company nor any of its Subsidiaries is a party to, is bound by or has any obligation under any tax sharing, allocation or indemnity agreement or any similar agreement or arrangement that would have or would reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect; (v) there are no tax liens on any assets of the Company or its Subsidiaries except for taxes not yet currently due, with respect to matters being contested by the Company in good faith for which adequate reserves are reflected in the financial statements and those which could not reasonably be expected,individually or in the aggregate, to result in a Company Material Adverse Effect; and (vi) neither the Company nor any of its Subsidiaries is a party to an agreement that provides for the payment of any amount that would constitute a "parachute payment" within the meaning of section 280G of the Code.

     For purposes of this Agreement, "tax" or "taxes" means all federal, state, county, local, foreign or other net income, gross income, gross receipts, sales, use, ad valorem, transfer, accumulated earnings, personal holding, excess profits, franchise, profits, license, withholding, payroll, employment, excise, severance, stamp, occupation, premium, property, disability, capital stock, or windfall profits taxes, customs duties or other taxes, fees, assessments or governmental charges of any kind whatsoever, together with any interest and any penalties, additions to tax or additional amounts imposed by any taxing authority (domestic or foreign).

     SECTION 4.11 Employee Benefit Plans. For purposes of this Section 4.11, the Company Subsidiaries shall include any enterprise which, with the Company, forms or formed a controlled group of corporations, a group of trades or business under common control or an affiliated service group, within the meaning of section 414(b), (c) or (m) of the Code. All employee benefit plans, programs, arrangements and agreements covering active, former or retired employees of the Company and the Company Subsidiaries which provide material benefits to such employees are listed in the Company Disclosure Letter (the "Company Plans"). The Company has made available to Parent true, complete and correct copies of each Company Plan, any related trust agreement, annuity or insurance contract or other funding vehicle, and, except as would not have or reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect:
(a) each Company Plan has been maintained and administered in compliance with its terms and is, to the extent required by applicable law or contract, fully funded without having any deficit or unfunded actuarial liability or adequate provision has been made therefor; (b) all required employer contributions under any such plans have been made and the applicable funds have been funded in accordance with the terms thereof, (c) each Company Plan that is required or intended to be qualified under applicable law or registered or approved by a governmental agency or authority has been so qualified, registered or approved by the appropriate governmental agency or authority, and nothing has occurred since the date of the last qualification, registration or approval to adversely affect, or cause, the appropriate governmental agency or authority to revoke such qualification, registration or approval; (d) to the extent applicable, the Company Plans comply, in all respects, with the requirements of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), the Code and any other applicable tax act and other laws, and any Company Plan intended to be qualified under section 401(a) of the Code has been determined by the Internal Revenue Service to be so qualified and nothing has occurred to cause the loss of such qualified status; (e) no Company Plan is covered by Title IV of ERISA or section 412 of the Code; (f) there are no pending or anticipated claims against or otherwise involving any of the Company Plans and no suit, action or other litigation (excluding claims for benefits incurred in the ordinary course of the Company Plan activities) has been brought against or with respect to any Company Plan;
(g) all contributions, reserves or premium payments required to be made as of the date hereof to the Company Plans have been made or provided for; (h) neither the Company nor any Company Subsidiary has incurred or reasonably expects to incur any liability under subtitle C or D of Title IV of ERISA with respect to any "single-employer plan," within the meaning of section 4001(a)(15) of ERISA, currently or formerly maintained by the Company, any Company Subsidiary or any entity which is considered one employer with the Company under section 4001 of ERISA; (i) neither the Company nor any Company Subsidiary has incurred or reasonably expects to incur any withdrawal liability under subtitle E of Title IV of ERISA with respect to any "multi-employer plan," within the meaning of section 4001(a)(3) of ERISA; and (j) neither the Company nor any Company Subsidiary has any obligations for retiree health and life benefits under any Company Plan.

     SECTION 4.12  Labor Matters.

     (a) Neither the Company nor any of its Subsidiaries is a party to, or bound by, any collective bargaining agreement, contract or other agreement or understanding with a labor union or labor organization.

     (b) Neither the Company nor any of its Subsidiaries is subject to a dispute, strike or work stoppage with respect to any collective bargaining agreement, contract or other agreement or understanding with a labor union or labor organization to which it is a party or by which it is bound that would have or would be reasonably expected to have, individually or in the aggregate, a Company Material Adverse Effect.

     (c) To the Company's knowledge, there are no organizational efforts with respect to the formation of a collective bargaining unit presently being made or threatened involving employees of the Company or any of its Subsidiaries.

     SECTION 4.13  Environmental Matters.

     (a) Except as would not have or reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, there are not any present or, to the knowledge of the Company, past conditions or circumstances that interfere with the conduct of the business of the Company and each of its Subsidiaries in the manner now conducted or which interfere with compliance with any order of any court, governmental authority or arbitration board or tribunal, or any law, ordinance, governmental rule or regulation related to human health or the environment ("Environmental Law");

     (b) Except as would not have or reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, there are not any present or, to the knowledge of the Company, past conditions or circumstances at, or arising out of, any current or, to the knowledge of the Company, former businesses, assets or properties of the Company or any Subsidiary of the Company, including but not limited to, on-site or off-site disposal or release of any chemical substance, product or waste, which constitute a violation under any Environmental Law or could reasonably be expected to give rise to: (i) liabilities or obligations for any cleanup, remediation, disposal or corrective action under any Environmental Law or (ii) claims arising for personal injury, property damage, or damage to natural resources;

     (c) Except as would not have or reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, neither the Company nor any of its Subsidiaries has (i) received any notice of noncompliance with, violation of, or liability or potential liability under any Environmental Law,

(ii) received any notice regarding any existing, pending or threatened investigation or inquiry related to alleged violations under any Environmental Laws or regarding any claims for remedial obligations or contribution under any Environmental Laws or (iii) entered into any consent decree or order or is subject to any order of any court or governmental authority or tribunal under any Environmental Law or relating to the cleanup of any hazardous materials contamination;

     (d) Except as would not have or reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, the Company and its Subsidiaries have in full force and effect all material environmental permits, licenses, approvals and other authorizations required to conduct their operations and are operating in material compliance thereunder; and

     (e) Except as would not have or reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, the Company does not know of any reason that would preclude it from renewing or obtaining a reissuance of the material permits, licenses or other authorizations required pursuant to any applicable Environmental Laws to operate and use any of the Company's or its Subsidiaries' assets for their current purposes and uses.

     SECTION 4.14 Intellectual Property. The Company and its Subsidiaries own or possess all necessary licenses or other valid rights to use all patents, patent rights, trademarks, trademark rights and proprietary information used or held for use in connection with their respective businesses as currently being conducted, free and clear of Liens, except where the failure to own or possess such licenses and other rights would not have or would not be reasonably expected to have, individually or in the aggregate, a Company Material Adverse Effect, and there are no assertions or claims challenging the validity of any of the foregoing which would have or would reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect. Except in the ordinary course of business, neither the Company nor any of its Subsidiaries has granted to any other person any license to use any of the foregoing. The conduct of the Company's and its Subsidiaries' respective businesses as currently conducted does not conflict with any patents, patent rights, licenses, trademarks, trademark rights, trade names, trade name rights or copyrights of others in a way which would have, or would be reasonably expected to have, individually or in the aggregate, a Company Material Adverse Effect. There is no infringement of any proprietary right owned by or licensed by or to the Company or any of its Subsidiaries in a way which would have, or would be reasonably expected to have, individually or in the aggregate, a Company Material Adverse Effect.

     SECTION 4.15 Title to Properties. Except for goods and other property sold, used or otherwise disposed of since December 31, 2000 in the ordinary course of business for fair value, the Company has defensible title for oil and gas purposes to all its properties, interests in properties and assets, real and personal, reflected in its December 31, 2000 financial statements, free and clear of any Lien, except: (a) Liens reflected in the balance sheet of the Company as of December 31, 2000; (b) Liens for current taxes not yet due and payable; and (c) such imperfections of title, easements and Liens that would not have or be reasonably expected to have, individually or in the aggregate, a Company Material Adverse Effect. All leases and other agreements pursuant to which the Company or any of its Subsidiaries leases or otherwise acquires or obtains operating rights affecting any real or personal property are in good standing, valid, and effective; and there is not, under any such leases, any existing or prospective default or event of default or event which with notice or lapse of time, or both, would constitute a default by the Company or any of its Subsidiaries that would not have or be reasonably expected to have, individually or in the aggregate, a Company Material Adverse Effect. All operating equipment of the Company and its Subsidiaries is in good operating condition, ordinary wear and tear excepted. The Company has not received any material advance, take-or-pay or other similar payments that entitle purchasers of production to receive deliveries of hydrocarbons without paying therefor, and, on a net, company-wide basis, the Company is neither underproduced nor overproduced under gas balancing or similar arrangements.

     SECTION 4.16 Insurance. The Company and its Subsidiaries maintain insurance coverage adequate and customary in the industry for the operation of their respective businesses.

     SECTION 4.17 No Brokers. The company has not entered into any contract, arrangement or understanding with any person or firm which may result in the obligation of Parent, Merger Sub or the Company pay any finder's fees, brokerage or agent's commissions or other like payments in connection with the negotiations leading to this Agreement or the consummation of the transactions contemplated hereby, except that the Company has retained Goldman, Sachs & Co. and J.P. Morgan Securities Inc. to act as its financial advisors in connection with the Merger and render the opinions referred to in Section 4.18, the terms of which have been disclosed in writing to Parent prior to the date hereof.

     SECTION 4.18 Opinions of Financial Advisors. The Board of Directors of the Company has received the opinion of Goldman, Sachs & Co. and J.P. Morgan Securities Inc. to the effect that, as of the date of this Agreement, the Merger Consideration is fair, from a financial point of view, to the holders of the Company Shares (other than Parent); it being understood and acknowledged by Parent that each such opinion has been rendered for the benefit of the Board of Directors of the Company, and is not intended to, and may not, be relied upon by Parent, its affiliates or their respective Subsidiaries.

     SECTION 4.19  Contracts; Debt Instruments.

     (a) Except as disclosed on Schedule 4.19 of the Company Disclosure Letter, there are no contracts that are material to the business, properties, assets, financial condition or results of operations of the Company and its Subsidiaries taken as a whole ("Material Contracts"). Neither the Company nor any of its Subsidiaries is in violation of or in default under (nor does there exist any condition which with the passage of time or the giving of notice or both would cause such a violation of or default under) any Material Contract to which it is a party or by which it or any of its properties or assets is bound, except for violations or defaults that have not and could not, individually or in the aggregate, reasonably be expected to result in a Company Material Adverse Effect. Each Material Contract is in full force and effect, and is a legal, valid and binding obligation of the Company or a Company Subsidiary and, to the knowledge of the Company, each of the other parties thereto, enforceable in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, moratorium or other similar laws relating to creditors' rights and general principles of equity. No condition exists or event has occurred which (whether with or without notice or lapse of time or both) would constitute a default by the Company or a Company Subsidiary or, to the knowledge of the Company, any other party thereto under any Material Contract or result in a right of termination of any Material Contract.

     (b) Set forth in Schedule 4.19(b) of the Company Disclosure Letter is (i) a list of all loan or credit agreements, notes, bonds, mortgages, indentures and other agreements and instruments pursuant to which any indebtedness of the Company or its Subsidiaries in an aggregate principal amount in excess of $5,000,000 is outstanding or may be incurred, and (ii) the respective principal amounts currently outstanding thereunder.

     (c) Neither the Company nor any of its Subsidiaries has entered into any contract and there is no commitment, judgment, injunction, order or decree to which the Company or any of its Subsidiaries is a party or subject to that has or could reasonably be expected to have the effect of prohibiting or impairing the conduct of business by the Company or any of its Subsidiaries or any contract that may be terminable as a result of Parent's status as a competitor of any party to such contract or arrangement.

     SECTION 4.20 Vote Required. The affirmative vote of holders of two-thirds of the outstanding Company Shares is the only vote necessary to approve this Agreement and the transactions contemplated hereby (the "Company Requisite Vote").

     SECTION 4.21 Certain Approvals. The Company's Board of Directors has taken any and all necessary and appropriate action to render inapplicable to the Merger, the Alternate Mergers and the transactions contemplated by this Agreement and the Principal Shareholders Agreement the provisions of Section
13.03 of the TBCA and any other "fair price," "moratorium," control share acquisition, interested shareholder or other similar antitakeover provision or regulation and any restrictive provision of any antitakeover provision in the articles of incorporation or bylaws of the Company.

     SECTION 4.22 Certain Contracts. Neither the Company nor any of its Subsidiaries is a party to or bound by (i) any non-competition agreement or any other agreement or obligation which purports to limit the manner in which, or the localities in which, the current business of the Company and its Subsidiaries, taken as a whole, or Parent and its Subsidiaries, taken as a whole, is conducted or (ii) any executory agreement or obligation which pertains to the acquisition or disposition of any asset, or which provides any third party any lien, claim or preferential right with regard thereto, except, in the case of this clause (ii), for such agreements or obligations that would not have or be reasonably expected to have, individually or in the aggregate, a Company Material Adverse Effect.

                                   ARTICLE 5

            REPRESENTATIONS AND WARRANTIES OF PARENT AND MERGER SUB

     Except as set forth in the disclosure letter delivered to the Company concurrently with the execution hereof (the "Parent Disclosure Letter") or as disclosed with reasonable specificity in the Parent Reports (as defined in Section 5.7), Parent and Merger Sub, jointly and severally, represent and warrant to the Company that:

     SECTION 5.1 Existence; Good Standing; Corporate Authority. Each of Parent and Merger Sub is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware. Each of Parent and Merger Sub is duly qualified to do business as a foreign corporation and is in good standing under the laws of any jurisdiction in which the character of the properties owned or leased by it therein or in which the transaction of its business makes such qualification necessary, except where the failure to be so qualified would not have or reasonably be expected to have, individually or in the aggregate, a Parent Material Adverse Effect (as defined in Section 9.9). Each of Parent and Merger Sub has all requisite corporate power and authority to own, operate and lease its properties and to carry on its business as now conducted. As of the date hereof, the copies of each of Parent's and Merger Sub's certificate of incorporation and bylaws previously made available to the Company are true and correct and contain all amendments.

     SECTION 5.2 Authorization, Validity and Effect of Agreements. Each of Parent and Merger Sub has the requisite corporate power and authority to execute and deliver this Agreement and all other agreements and documents contemplated hereby, to which it is a party. The consummation by each of Parent and Merger Sub of the transactions contemplated hereby, including the issuance and delivery by Parent of shares of Parent Common Stock pursuant to the Merger, has been duly authorized by all requisite corporate action, other than, with respect to the Merger or the Devon Merger, as the case may be, the approval and adoption of this Agreement by Parent's stockholders. This Agreement constitutes the valid and legally binding obligation of each of Parent and Merger Sub to the extent it is a party, enforceable in accordance with their respective terms, subject to applicable bankruptcy, insolvency, moratorium or other similar laws relating to creditors' rights and general principles of equity.

     SECTION 5.3 Capitalization. The authorized capital stock of Parent consists of 400,000,000 shares of Parent Common Stock, one share of Parent Special Voting Stock, par value $0.10 per share, and 4,500,000 shares of Parent's preferred stock, par value $1.00 per share "Parent Preferred Stock"). As of August 10, 2001, there were (a) 125,983,553 shares of Parent Common Stock issued and outstanding, (b) one share of Parent Special Voting Stock issued and outstanding, (c) 5,842,587 shares of Parent Common Stock reserved for issuance under the stock options plans of Parent described in the Parent Disclosure Letter, (d) 125,444 shares of Parent Common Stock reserved for issuance under the Parent Restricted Stock Award Plan, (e) 40,646 shares of Parent Common Stock reserved for issuance under certain conditional stock awards granted to former employees of PennzEnergy Company, (f) 2,128,248 shares reserved for issuance upon exchange of outstanding exchangeable shares ("Northstar Exchangeable Shares") issued by Northstar Energy Corporation, an Alberta corporation ("Northstar"), (g) 1,500,000 shares of Parent Preferred Stock designated as 6.49% Cumulative Preferred Stock, Series A, issued and outstanding and (h) 1,000,000 unissued shares of Parent Preferred Stock designated as Series A Junior Participating Preferred Stock. All issued and outstanding shares of Parent Common Stock (i) are duly authorized, validly issued, fully paid, nonassessable and, except as set forth in the Parent Disclosure Letter, free of preemptive rights, (ii) were not issued in violation of the terms of any agreement or other understanding binding upon Parent and (iii) were issued in compliance with all applicable charter documents of Parent and all applicable federal and state securities laws, rules and regulations. One right to purchase Series A Junior Participating Preferred Stock of Parent (each, a "Parent Right") issued pursuant to a Rights Agreement, dated as of August 17, 1999 (the "Parent Rights Agreement"), between Parent and BankBoston, N.A., is associated with and attached to each outstanding share of Parent Common Stock. The shares of Parent Common Stock to be issued in connection with the Merger, when issued in accordance with this Agreement, will be validly issued, fully paid and nonassessable. As of the date of this Agreement, except as set forth in this Section 5.3 and except for any shares of Parent Common Stock issued pursuant to the plans described in the Parent Disclosure Letter or otherwise issuable as described in the Parent Disclosure Letter, there are no outstanding shares of capital stock and there are no options, warrants, calls, subscriptions, convertible securities, or other rights, agreements or commitments which obligate Parent or any of its Subsidiaries to issue, transfer or sell any shares of capital stock or other voting securities of Parent or any of its Subsidiaries. As of the date of this Agreement, Parent has no outstanding bonds, debentures, notes or other obligations the holders of which have the right to vote (or which are convertible into or exercisable for securities having the right to vote) with the stockholders of Parent on any matter.

     SECTION 5.4  Significant Subsidiaries.

     (a) Each of Parent's Significant Subsidiaries is a corporation, limited liability company or partnership duly organized, validly existing and in good standing (where applicable) under the laws of its jurisdiction of incorporation or organization, has the corporate, limited liability company or partnership power and authority to own, operate and lease its properties and to carry on its business as it is now being conducted, and is duly qualified to do business and is in good standing (where applicable) in each jurisdiction in which the ownership, operation or lease of its property or the conduct of its business requires such qualification, except for jurisdictions in which such failure to be so qualified or to be in good standing would not have or reasonably be expected to have, individually or in the aggregate, a Parent Material Adverse Effect. All of the outstanding shares of capital stock of, or other ownership interests in, each of Parent's Significant Subsidiaries is duly authorized, validly issued, fully paid and nonassessable, and is owned, directly or indirectly, by Parent free and clear of all Liens. Schedule 5.4 to the Parent Disclosure Letter sets forth for each Significant Subsidiary of Parent its name and jurisdiction of incorporation or organization.

     (b) Devon Energy Production Company, L.P. ("Devon Production"), a Significant Subsidiary, is a limited partnership (except for tax purposes) duly organized and validly existing under Oklahoma law, the general partner of which is Devon Energy Management Company, L.L.C., an Oklahoma limited liability company which is wholly owned by Devon Energy Corporation (Oklahoma), an Oklahoma corporation, and has elected to be treated as a sole proprietorship for federal income tax purposes. Devon Production has one limited partner. All of the outstanding partnership interests of Devon Production are owned directly or indirectly by Parent.

     (c) All of the outstanding shares of capital stock of Merger Sub are owned directly by Parent. Merger Sub was formed solely for the purpose of engaging in the transactions contemplated hereby and has not engaged in any activities other than in connection with the transactions contemplated by this Agreement.

     SECTION 5.5 No Violation. Neither Parent nor any of its Subsidiaries is, or has received notice that it would be with the passage of time, in violation of any term, condition or provision of (a) its charter documents or bylaws, (b) any loan or credit agreement, note, bond, mortgage, indenture, contract, agreement, lease, license or other instrument or (c) any order of any court, governmental authority or arbitration board or tribunal, or any law, ordinance, governmental rule or regulation to which Parent or any of its Subsidiaries or any of their respective properties or assets is subject, or is delinquent with respect to any report required to be filed with any governmental entity, except, in the case of matters described in clause (b) or (c), as would not have or reasonably be expected to have, individually or in the aggregate, a Parent Material Adverse Effect. Except as would not have a Parent Material Adverse Effect, Parent and its Subsidiaries hold all permits, licenses, variances, exemptions, orders, franchises and approvals of all governmental authorities necessary for the lawful conduct of their respective businesses (the "Parent Permits") and Parent and its Subsidiaries are in compliance with the terms of the Parent Permits. No investigation by any governmental authority with respect to Parent or any of its Subsidiaries is pending or, to the knowledge of Parent, threatened, other than those that would not have or reasonably be expected to have, individually or in the aggregate, a Parent Material Adverse Effect.

     SECTION 5.6  No Conflict.

     (a) Neither the execution and delivery by Parent and Merger Sub of this Agreement nor the consummation by Parent and Merger Sub of the transactions contemplated hereby in accordance with the terms hereof will: (i) conflict with or result in a breach of any provisions of the charter documents or bylaws of Parent or Merger Sub; (ii) violate, or conflict with, or result in a breach of any provision of, or constitute a default (or an event which, with notice or lapse of time or both, would constitute a default) under, or result in the termination or in a right of termination or cancellation of, or give rise to a right of purchase under, or accelerate the performance required by, or result in the creation of any Lien upon any of the properties of Parent or its Subsidiaries under, or result in being declared void, voidable, or without further binding effect, or otherwise result in a detriment to Parent or any of its Subsidiaries under any of the terms, conditions or provisions of, any note, bond, mortgage, indenture, deed of trust, license, franchise, permit, lease, contract, agreement, joint venture or other instrument or obligation to which Parent or any of its Subsidiaries is a party, or by which Parent or any of its Subsidiaries or any of their properties is bound or affected; or (iii) contravene or conflict with or constitute a violation of any provision of any law, rule, regulation, judgment, order or decree binding upon or applicable to Parent or any of its Subsidiaries, except, in the case of matters described in clause(ii) or (iii), as would not have or reasonably be expected to have, individually or in the aggregate, a Parent Material Adverse Effect.

     (b) Neither the execution and delivery by Parent or Merger Sub of this Agreement nor the consummation by Parent or Merger Sub of the transactions contemplated hereby in accordance with the terms hereof will require any consent, approval or authorization of, or filing or registration with, any governmental or regulatory authority, other than Regulatory Filings, and (i) in the case of the Merger, listing on the AMEX of the Parent Common Stock to be issued in the Merger and issuable pursuant to the Assumed Options and (ii) in the case of the Alternate Mergers, listing on the AMEX of the Alternate Holdco common stock to be issued in the Alternate Mergers and issuable pursuant to exercise of the Assumed Options and Devon Assumed Options (as defined in Exhibit
B) and exchange of the Northstar Exchange Shares and Zero Coupon Convertible Debentures (as defined in Exhibit B), except, in each case, for any consent, approval or authorization the failure of which to obtain and for any filing or registration the failure of which to make would not prevent the consummation of the Merger or the Alternate Mergers, as the case may be, or otherwise prevent Parent from performing its obligations under this Agreement and would not have or reasonably be expected to have, individually or in the aggregate, a Parent Material Adverse Effect.

     (c) Other than as contemplated by Section 5.6(b), no consents, assignments, waivers, authorizations or other certificates are necessary in connection with the transactions contemplated hereby to provide for the continuation in full force and effect of all of Parent's material contracts or leases or for Parent to consummate the transactions contemplated hereby, except when the failure to receive such consents or other certificates would not have or reasonably be expected to have, individually or in the aggregate, a Parent Material Adverse Effect.

     SECTION 5.7 SEC Documents. Parent has made available to the Company each registration statement, report, proxy statement or information statement (other than preliminary materials) filed by Parent with the SEC since January 1, 2000, each in the form (including exhibits and any amendments thereto) filed with the SEC prior to the date hereof (collectively, the "Parent Reports"), and Parent has filed all forms, reports and documents required to be filed by it with the SEC pursuant to relevant securities statutes, regulations, policies and rules since such time. As of their respective dates, the Parent Reports (i) were prepared in accordance with the applicable requirements of the Securities Act, the Exchange Act, and the rules and regulations thereunder and complied with the then applicable accounting requirements and (ii) did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements made therein, in the light of the circumstances under which they were made, not misleading except for such statements, if any, as have been modified by subsequent filings with the SEC prior to the date hereof. Each of the consolidated balance sheets included in or incorporated by reference into the Parent Reports (including the related notes and schedules) fairly presents the consolidated financial position of Parent and its Subsidiaries as of its date and each of the consolidated statements of operations, cash flows and stockholders' equity included in or incorporated by reference into the Parent Reports (including any related notes and schedules) fairly presents the results of operations, cash flows or changes in stockholders' equity, as the case may be, of Parent and its Subsidiaries for the periods set forth therein (subject, in the case of unaudited statements, to such exceptions as may be permitted by Form 10-Q of the SEC), in each case in accordance with generally accepted accounting principles consistently applied during the periods involved, except as may be noted therein.

     SECTION 5.8 Absence of Certain Changes. Since December 31, 2000, Parent has conducted its business only in the ordinary and usual course of business, and during such period there have not been (i) events, conditions, actions, occurrences or omissions that would have or would reasonably be expected to have, individually or in the aggregate, a Parent Material Adverse Effect; (ii) any change by Parent or any of its Subsidiaries in any of its accounting methods, principles or practices or any of its tax methods, practices or elections, except for changes required by generally accepted accounting principles; or (iii) any declaration, setting aside or payment of any dividend or other distribution in respect of the capital stock of Parent (except for, and provided that, Parent may continue to pay or cause to be paid, dividends upon the shares of Parent Common Stock and the Northstar Exchangeable Shares at a rate not greater than $.05 per share in any quarter and dividends upon its 6.49% cumulative preferred stock).

     SECTION 5.9 No Brokers. Other than UBS Warburg LLC, Parent has not entered into any contract, arrangement or understanding with any person or firm which may result in the obligation of Parent, Merger Sub or the Company to pay any finder's fees, brokerage or agent's commissions or other like payments in connection with the negotiations leading to this Agreement or the consummation of the transactions contemplated hereby.

     SECTION 5.10 Opinion of Financial Advisor. The Board of Directors of Parent has received the opinion of UBS Warburg LLC to the effect that, as of the date of this Agreement, the Merger Consideration is fair, from a financial point of view, to Parent; it being understood and acknowledged by Parent that such opinion has been rendered for the benefit of the Board of Directors of Parent, and is not intended to, and may not, be relied upon by the Company, its affiliates or their respective Subsidiaries.

     SECTION 5.11 Vote Required. The affirmative vote of the holders of a majority of the votes cast in person or by proxy by holders of Parent Common Stock and the outstanding Northstar Exchangeable Shares, voting as a single class with the Parent Special Voting Share voting for the Northstar Exchangeable Shares as provided in Parent's charter, represented in person or by proxy at a meeting at which a quorum is present, approving the issuance of shares of Parent Common Stock required to be issued pursuant to Article 3, is the only vote of the holders of any class or series of Parent capital stock necessary to approve this Agreement and the transactions contemplated hereby (the "Parent Requisite Vote"); provided, however, (a) if a proposal to amend Parent's certificate of incorporation is presented at the meeting for approval pursuant to Section 2.1 hereof or (b) if the Devon Merger (as defined in Exhibit B) is presented for shareholder approval, then, in either case, the Parent Requisite Vote will be the affirmative vote of the holders of a majority of the outstanding shares of Parent Common Stock and the outstanding Northstar Exchangeable Shares, voting as a single class with the Parent Special Voting Share voting for the Northstar Exchangeable Shares as provided in Parent's charter.

     SECTION 5.12 Financing. Parent has available to it sources of financing sufficient to satisfy its obligation to make the payment of the aggregate cash consideration when such payment is required pursuant to this Agreement.

     SECTION 5.13 Litigation and Liabilities. There are no actions, suits or proceedings pending against Parent or any of its Subsidiaries or, to Parent's knowledge, threatened against Parent or any of its Subsidiaries, at law or in equity, or before or by any federal, state or foreign commission, board, bureau, agency or instrumentality, other than those that would not have or be reasonably expected to have, individually or in the aggregate, a Parent Material Adverse Effect. There are no outstanding judgments, decrees, injunctions, awards or orders against Parent or any of its Subsidiaries, other than those that would not have or be reasonably expected to have, individually or in the aggregate, a Parent Material Adverse Effect.

     SECTION 5.14 Title to Properties. Except for goods and other property sold, used or otherwise disposed of since December 31, 2000 in the ordinary course of business for fair value, Parent has defensible title for oil and gas purposes to all its properties, interests in properties and assets, real and personal, reflected in its December 31, 2000 financial statements, free and clear of any Lien, except: (a) Liens reflected in the balance sheet of Parent as of December 31, 2000; (b) Liens for current taxes not yet due and payable and
(c) such imperfections of title, easements and Liens that would not have or be reasonably expected to have, individually or in the aggregate, a Parent Material Adverse Effect.

                                   ARTICLE 6

                                   COVENANTS

     SECTION 6.1 Conduct of Business. Prior to the Effective Time, except as set forth in the Company Disclosure Letter or as expressly contemplated by any other provision of this Agreement, including Schedule 6.13, unless Parent has consented in writing thereto, the Company:

          (a) shall, and shall cause each of its Subsidiaries to, conduct its operations according to their usual, regular and ordinary course in substantially the same manner as heretofore conducted;

          (b) shall use its reasonable best efforts, and shall cause each of its Subsidiaries to use its reasonable best efforts, to preserve intact their business organizations and goodwill, keep available the services of their respective officers and employees and maintain satisfactory relationships with those persons having business relationships with them;

          (c) shall not amend its articles of incorporation or bylaws;

          (d) shall promptly notify Parent of any material change in its financial condition or business or any material litigation or material governmental complaints, investigations or hearings (or communications in writing indicating that such litigation, complaints, investigations or hearings may be contemplated), or the breach in any material respect of any representation or warranty contained herein;

          (e) shall promptly deliver or otherwise make available to the other true and correct copies of any report, statement or schedule filed with the SEC subsequent to the date of this Agreement;

          (f) shall not (i) except pursuant to the exercise of options, warrants, conversion rights and other contractual rights existing on the date hereof and disclosed in the Company Disclosure Letter, issue any shares of its capital stock, effect any stock split or otherwise change its capitalization as it existed on the date hereof; (ii) grant, confer or award any option, warrant, conversion right or other right not existing on the date hereof to acquire any shares of its capital stock except the grant of options to new employees consistent with past practice in an amount not to exceed 100,000 Company Shares or pursuant to contractual commitments existing on the date of this Agreement and disclosed in the Company Disclosure Letter; (iii) increase any compensation or benefits, except in the ordinary course of business consistent with past practice, or enter into or amend any employment agreement with any of its present or future officers or directors, except with new employees consistent with past practice, or (iv) adopt any new employee benefit plan (including any stock option, stock benefit or stock purchase plan) or amend (except as required by law) any existing employee benefit plan in any material respect, except for changes which are less favorable to participants in such plans;

          (g) shall not, and, in the case of clause (ii) below, shall not permit any of its Subsidiaries to (i) declare, set aside or pay any dividend or make any other distribution or payment with respect to any shares of its capital stock (other than the Company's ordinary quarterly dividends payable with respect to the Company Common Stock of $0.1325 per share) or
     (ii) redeem, purchase or otherwise acquire any shares of its capital stock or capital stock of any of its Subsidiaries or any option, warrant, conversion right or other right to acquire such shares, or make any commitment for any such action;

          (h) shall not, and shall not permit any of its Subsidiaries to, sell, lease or otherwise dispose of any of its assets (including capital stock of Subsidiaries) which are material to the Company, individually or in the aggregate, except in the ordinary course of business;

          (i) shall not, and shall not permit any of its Subsidiaries to, except pursuant to contractual commitments in effect on the date hereof and disclosed in the Company Disclosure Letter and except for amounts that in the aggregate do not exceed $3,000,000, authorize, propose, agree to, enter into or consummate any merger, consolidation or business combination transaction (other than the Merger or the Mitchell Merger) or acquire or agree to acquire by merging or consolidating with, or by purchasing a substantial equity interest in or a substantial portion of the assets of, or by any other manner, any business or any corporation, partnership, association or other business organization or division thereof;

          (j) except as may be required as a result of a change in law or in generally accepted accounting principles, change any of the accounting principles or practices used by it;

          (k) shall, and shall cause any of its Subsidiaries to, use reasonable best efforts to maintain with financially responsible insurance companies insurance in such amounts and against such risks and losses as are customary for such party;

          (l) shall not, and shall not permit any of its Subsidiaries to, except where it would not have and would not be reasonably expected to have, individually or in the aggregate, a Company Material Adverse Effect, (i) make or rescind any express or deemed election relating to taxes, including elections for any and all joint ventures, partnerships, limited liability companies, working interests or other investments where it has the capacity to make such binding election, (ii) settle or compromise any claim, action, suit, litigation, proceeding, arbitration, investigation, audit or controversy relating to taxes, or (iii) change in any respect any of its methods of reporting any item for federal income tax purposes from those employed in the preparation of its federal income tax return for the most recent taxable year for which a return has been filed, except as may be required by applicable law;

          (m) shall not, nor shall it permit any of its Subsidiaries to, (i) incur any indebtedness for borrowed money (except under credit lines in existence as of the date of this Agreement) or guarantee any such indebtedness or issue or sell any debt securities or warrants or rights to acquire any debt securities of such party or any of its Subsidiaries or guarantee any debt securities of others, (ii) except in the ordinary course of business, enter into any material lease (whether such lease is an operating or capital lease) or create any material mortgages, liens, security interests or other encumbrances on the property of Parent or the Company or any of their Subsidiaries in connection with any indebtedness thereof, or (iii) make or commit to make aggregate capital expenditures in excess of $50 million over the fiscal 2001 capital expenditures budget disclosed in reasonable detail on the Company Disclosure Letter;

          (n) subject to Section 6.4, shall not take any action that is likely to delay materially or adversely affect the ability of any of the parties hereto to obtain any consent, authorization, order or approval of any governmental commission, board or other regulatory body or the expiration of any applicable waiting period required to consummate the Merger;

          (o) shall not terminate, amend, modify or waive any provision of any confidentiality or standstill agreement to which it or any of its respective Subsidiaries is a party; and during such period shall enforce, to the fullest extent permitted under applicable law, the provisions of such agreement, including by obtaining injunctions to prevent any breaches of such agreements and to enforce specifically the terms and provisions thereof in any court of the United States of America or any state having jurisdiction;

          (p) shall not enter into or amend any agreement with any holder of Company Shares with respect to holding, voting or disposing of shares;

          (q) shall not by resolution of its Board of Directors cause the acceleration of rights, benefits or payments under any Company Plans;

          (r) shall not enter into any additional forward sales contracts, fixed price purchase or sale contracts, fixed price financial swaps, collars, options or other hedging arrangements with respect to its oil production and more than 10% of its budgeted gas production for the year 2001, and, in any event, for a term longer than 12 months; or

          (s) shall not, nor shall it permit any of its Subsidiaries to, agree in writing or otherwise to take any of the foregoing actions.

     SECTION 6.2  No Solicitation by the Company.

     (a) The Company agrees that it and its Subsidiaries (i) will not (and it will not permit their officers, directors, employees, agents or representatives, including any investment banker, attorney or accountant retained by it or any of its Subsidiaries to) solicit, initiate or encourage (including by way of furnishing material non-public information) any inquiry, proposal or offer (including any proposal or offer to its stockholders) with respect to a third party tender offer, merger, consolidation, business combination or similar transaction involving any assets or class of capital stock of the Company, or any acquisition of 10% or more of the capital stock (other than upon exercise of the options to purchase Company Common Stock that are outstanding as of the date hereof) or 10% or more of the assets of the Company and its subsidiaries, taken as a whole, in a single transaction or a series of related transactions, or any combination of the foregoing (any such proposal, offer or transaction being hereinafter referred to as a "Company Acquisition Proposal") or participate or engage in any discussions or negotiations concerning a Company Acquisition Proposal; and (ii) will immediately cease and cause to be terminated any existing negotiations with any third parties conducted heretofore with respect to any of the foregoing; provided that, subject to Section 6.3(b), nothing contained in this Agreement shall prevent the Company or its Board of Directors from (A) complying with Rule 14e-2 promulgated under the Exchange Act with regard to a Company Acquisition Proposal or (B) prior to the Cutoff Date (as defined below), providing information (pursuant to a confidentiality agreement containing terms identical in all material respects to the terms of the confidentiality agreement, dated June 21, 2001, entered into between the Company and Parent (the "Company/Parent Confidentiality Agreement")) to or engaging in any negotiations or discussions with any person or entity who has made an unsolicited bona fide Company Acquisition Proposal if (x) in the good faith judgment of the Company's Board of Directors, taking into account the likelihood of consummation and after consultation with its financial advisors, such Company Acquisition Proposal is reasonably likely to result in a transaction more favorable to the holders of the Company Shares from a financial point of view than the Merger and (y) the Board of Directors of the Company, after consultation with its outside legal counsel, determines in good faith that the failure to do so would be inconsistent with its fiduciary obligations under applicable law.

     (b) The Company will promptly (but in any event within 24 hours) notify Parent of any requests referred to in Section 6.2(a) for information or the receipt of any Company Acquisition Proposal, including the identity of the person or group engaging in such discussions or negotiations, requesting such information or making such Company Acquisition Proposal, and the material terms and conditions of any Company Acquisition Proposal, and shall keep Parent informed on a timely basis (but in any event within 24 hours) of any material changes with respect thereto. Prior to taking any action referred to in the proviso of Section 6.2(a), if the Company intends to participate in any such discussions or negotiations or provide any such information to any such third party, the Company shall give prompt prior notice to Parent of each such action.

     (c) Nothing in this Section 6.2 shall permit the Company to enter into any agreement with respect to a Company Acquisition Proposal during the term of this Agreement, it being agreed that, during the term of this Agreement, the Company shall not enter into any agreement with any person that provides for, or in any way facilitates, a Company Acquisition Proposal, other than a confidentiality agreement containing terms identical in all material respects to the terms of the Company/Parent Confidentiality Agreement.

     (d) For purposes hereof, the "Cutoff Date" means the date the Company Requisite Vote has been obtained.

     SECTION 6.3  Meetings of Stockholders.

     (a) The Company will take all action necessary in accordance with applicable law and its articles of incorporation and bylaws to convene as promptly as practicable a meeting of its stockholders for purposes of obtaining the Company Requisite Vote to approve those matters under this Agreement (whether or not they are contingent on the occurrence of an Alternate Structure Event) that could require such a vote. Parent will take all action necessary in accordance with applicable law and its certificate of incorporation and bylaws to convene as promptly as practicable a meeting of its stockholders for purposes of obtaining the Parent Requisite Vote to approve those matters under this Agreement (whether or not they are contingent on the occurrence of an Alternate Structure Event) that could require such a vote.

     (b) The Company and Parent, through their respective Boards of Directors, shall recommend approval of such matters; provided that the Board of Directors of the Company or Parent may at any time prior to the Effective Time withdraw, modify, or change any recommendation regarding this Agreement or the transactions contemplated hereby, or recommend and declare advisable any other offer or proposal, if its Board of Directors determines in good faith after consultation with its outside counsel that the failure to so withdraw, modify, or change its recommendation would be inconsistent with its fiduciary obligations under applicable law. Each of the Company and Parent shall be required to comply with its obligations under Section 6.3(a) whether or not its Board of Directors withdraws, modifies, or changes its recommendation regarding this Agreement or the transactions contemplated hereby or recommends any other offer or proposal.

     (c) In the event that stockholders of the Company or Parent fail to approve this Agreement at a meeting (or any adjournment or postponement thereof) at which such stockholders considered and voted on this Agreement, the parties shall negotiate in good faith for at least 20 days to attempt to revise the structure and terms of the Merger to allow the combination of the respective businesses of Parent and the Company on terms they regard as likely to be approved by such stockholders.

     SECTION 6.4  Filings; Reasonable Best Efforts.

     (a) Subject to the terms and conditions herein provided, the Company and Parent shall:

          (i) promptly (but in not more than 20 business days from the date hereof) make their respective filings under the HSR Act with respect to the Merger (including any submissions required for the Alternate Mergers) and thereafter shall promptly make any other required submissions under the HSR Act;

          (ii) use their reasonable best efforts to satisfy the conditions to closing in Article 7 (including, in the case of the Company, obtaining the opinion described in Section 7.2(b) and, in the case of Parent, obtaining the opinion described in Section 7.3(b)) and to cooperate with one another in (a) determining which filings are required to be made prior to the Effective Time with, and which consents, approvals, permits or authorizations are required to be obtained prior to the Effective Time from governmental or regulatory authorities of the United States, the several states, and foreign jurisdictions in connection with the execution and delivery of this Agreement and the consummation of the Merger or the Alternate Mergers and the transactions contemplated hereby; and (b) timely making all such filings and timely seeking all such consents, approvals, permits or authorizations;

          (iii) promptly notify each other of any communication concerning this Agreement or the Merger or the Alternate Mergers to that party from any governmental authority and permit the other party to review in advance any proposed communication concerning this Agreement or the Merger or the Alternate Mergers to any governmental entity;

          (iv) not agree to participate in any meeting or discussion with any governmental authority in respect of any filings, investigation or other inquiry concerning this Agreement or the Merger or the Alternate Mergers unless it consults with the other party in advance and, to the extent permitted by such governmental authority, gives the other party the opportunity to attend and participate thereat;

          (v) furnish the other party with copies of all correspondence, filings and communications (and memoranda setting forth the substance thereof) between them and their affiliates and their respective representatives on the one hand, and any government or regulatory authority or members or their respective staffs on the other hand, with respect to this Agreement and the Merger or the Alternate Mergers; and

          (vi) furnish the other party with such necessary information and reasonable assistance as such other parties and their respective affiliates may reasonably request in connection with their preparation of necessary filings, registrations or submissions of information to any governmental or regulatory authorities, including without limitation, any filings necessary or appropriate under the provisions of the HSR Act.

     (b) Without limiting Section 6.4(a), Parent and the Company shall:

          (i) each use its reasonable best efforts to avoid the entry of, or to have vacated or terminated, any decree, order or judgment that would restrain, prevent or delay the Closing, including without limitation defending through litigation on the merits any claim asserted in any court by any party; and

          (ii) each use reasonable best efforts to avoid or eliminate each and every impediment under any antitrust, competition or trade regulation law that may be asserted by any governmental entity with respect to the Merger or the Alternate Mergers so as to enable the Closing to occur as soon as reasonably possible (and in any event no later than 60 days following the termination of all applicable waiting periods under the HSR Act, unless the parties are in litigation with the government, in which case at the conclusion of such litigation).

     (c) Notwithstanding anything to the contrary in this Agreement, (i) the Company shall not, without Parent's prior written consent, commit to any divestitures, licenses, hold separate arrangements or similar matters, including covenants affecting business operating practices (or allow its Subsidiaries to commit to any divestitures, licenses, hold separate arrangements or similar matters), and the Company shall commit to, and shall use reasonable best efforts to effect (and shall cause its Subsidiaries to commit to and use reasonable best efforts to effect), any such divestitures, licenses, hold separate arrangements or similar matters as Parent shall request, but solely if such divestitures, licenses, hold separate arrangements or similar matters are contingent on consummation of the Merger or the Alternate Mergers and (ii) neither Parent nor any of its Subsidiaries shall be required (pursuant to Section 6.4(a)(ii) or otherwise) to agree (with respect to (x) Parent or its Subsidiaries or (y) the Company or its Subsidiaries) to any divestitures, licenses, hold separate arrangements or similar matters, including covenants affecting business operating practices, if such divestitures, licenses, arrangements or similar matters, individually or in the aggregate, would have or reasonably be expected to have a Parent Material Adverse Effect or a Company Material Adverse Effect.

     (d) Except as provided below, nothing in this Section 6.4 or any other part of this Agreement shall require Parent to refrain from entering into any agreement with respect to, or issuing Parent Common Stock or other consideration in connection with, a business combination with, or an acquisition of, a third party after the date of this Agreement and prior to the Effective Time (a "Subsequent Transaction");

provided, however, that Parent has a good faith belief at the time it enters into the definitive agreement calling for any such Subsequent Transaction that such Subsequent Transaction is not reasonably likely to prevent or delay satisfaction of any of the conditions set forth in Article 7. In the event of a Subsequent Transaction which would be permissible under the preceding sentence, Parent shall agree to any divestitures, licenses, hold separate arrangements or similar matters (including covenants affecting business operating practices) necessary in order to obtain prompt approval of the transactions contemplated by this Agreement under applicable competition laws that would not otherwise have been required in order to obtain such approval but for the Subsequent Transaction. For the avoidance of doubt, the parties agree that it was not a breach of this Agreement for Parent to enter into the Pre-Acquisition Agreement, dated as of August 31, 2001, between Parent and Anderson Exploration Ltd.

     SECTION 6.5 Inspection. From the date hereof to the Effective Time, the Company and Parent shall allow all designated officers, attorneys, accountants and other representatives of the other party access at all reasonable times upon reasonable notice to the records and files, correspondence, audits and properties, as well as to all information relating to commitments, contracts, titles and financial position, or otherwise pertaining to the business and affairs of the Company and its Subsidiaries or Parent and its Subsidiaries, including inspection of such properties; provided that no investigation pursuant to this Section 6.5 shall affect any representation or warranty given by any party hereunder, and provided further that notwithstanding the provision of information or investigation by any party, no party shall be deemed to make any representation or warranty except as expressly set forth in this Agreement. Notwithstanding the foregoing, neither party shall be required to provide any information which it reasonably believes it may not provide to the other party by reason of applicable law, rules or regulations, which that party reasonably believes constitutes information protected by attorney/client privilege, or which it is required to keep confidential by reason of contract or agreement with third parties. The parties hereto will make reasonable and appropriate substitute disclosure arrangements under circumstances in which the restrictions of the preceding sentence apply. The Company and Parent agree that they will not, and will cause their representatives not to, use any information obtained pursuant to this Section 6.5 for any purpose unrelated to the consummation of the transactions contemplated by this Agreement.

     SECTION 6.6 Publicity. The parties will consult with each other and will mutually agree upon any press releases or public announcements pertaining to this Agreement or the transactions contemplated hereby and shall not issue any such press releases or make any such public announcements prior to such consultation and agreement, except as may be required by applicable law or by obligations pursuant to any listing agreement with any national securities exchange, in which case the party proposing to issue such press release or make such public announcement shall use its reasonable best efforts to consult in good faith with the other party before issuing any such press releases or making any such public announcements.

     SECTION 6.7  Registration Statement.

     (a) Each of Parent, Alternate Holdco and the Company shall cooperate and promptly prepare and Parent and Alternate Holdco shall file with the SEC as soon as practicable a Registration Statement on Form S-4 under the Securities Act (the "Registration Statement") and any amendments required thereto with respect to the Parent Common Stock issuable in the Merger or the Alternate Holdco common stock issuable in the Alternate Mergers if an Alternate Structure Event occurs. A portion of the Registration Statement shall also serve as the joint proxy statement with respect to the meetings of the stockholders of Parent and of the Company in connection with the Merger or the Alternate Mergers (the "Proxy Statement/Prospectus"). The respective parties will cause the Proxy Statement/Prospectus and the Registration Statement to comply as to form in all material respects with the applicable provisions of the Securities Act, the Exchange Act and the rules and regulations thereunder. Parent and Alternate Holdco shall use their reasonable best efforts, and the Company will cooperate with Parent and Alternate Holdco, to have the Registration Statement declared effective by the SEC as promptly as practicable. Parent and Alternate Holdco shall use their reasonable best efforts to obtain, prior to the effective date of the Registration Statement, all necessary state securities law or "Blue Sky" permits or approvals required to carry out the transactions contemplated by this Agreement and will pay all expenses incident thereto.

Parent will advise the Company, promptly after it receives notice thereof, of the time when the Registration Statement has become effective or any supplement or amendment has been filed, the issuance of any stop order, the suspension of the qualification of the Parent Common Stock issuable in connection with the Merger or the Alternate Holdco common stock issuable in connection with the Alternate Mergers for offering or sale in any jurisdiction, or any request by the SEC for amendment of the Proxy Statement/ Prospectus or the Registration Statement or comments thereon and responses thereto or requests by the SEC for additional information.

     (b) Each of Parent and the Company will use its reasonable best efforts to cause the Proxy Statement/Prospectus to be mailed to its stockholders as promptly as practicable after the date hereof.

     (c) Each of Parent and the Company agrees that the information provided by it for inclusion in the Proxy Statement/Prospectus and each amendment or supplement thereto, at the time of mailing thereof and at the time of the respective meetings of stockholders of Parent and of the Company, or, in the case of information provided by it for inclusion in the Registration Statement or any amendment or supplement thereto, at the time it is filed or becomes effective, will not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

     SECTION 6.8 Listing Applications. Parent shall use its reasonable best efforts to cause the Parent Common Stock to be issued in the Merger to be approved for listing on the AMEX prior to the Effective Time, subject to official notice of issuance. Parent shall promptly prepare and submit to the AMEX a supplemental listing application covering the shares of Parent Common Stock issuable in the Merger and shares issuable pursuant to Assumed Options (as defined below). Parent and Alternate Holdco shall use their reasonable best efforts to cause the Alternate Holdco common stock to be issued pursuant to the Alternate Mergers and upon exercise of the Assumed Options (if an Alternate Structure Event occurs) to be approved for listing on the AMEX prior to the Effective Time (as defined in Exhibit B), subject to official notice of issuance.

     SECTION 6.9  Letters of Accountants.

     (a) If requested to do so by Parent, the Company shall use its reasonable best efforts to cause to be delivered to Parent and Alternate Holdco "comfort" letters of Arthur Andersen LLP, the Company's independent public accountants, dated the effective date of the Registration Statement and the Closing Date, respectively, and addressed to Parent and Alternate Holdco with regard to certain financial information regarding the Company included in the Registration Statement, in form reasonably satisfactory to Parent and customary in scope and substance for "comfort" letters delivered by independent public accountants in connection with registration statements similar to the Registration Statement.

     (b) If requested to do so by the Company, Parent shall use its reasonable best efforts to cause to be delivered to the Company "comfort" letters of KPMG LLP, Parent's independent public accountants, dated the effective date of the Registration Statement and the Closing Date,respectively, and addressed to the Company, with regard to certain financial information regarding Parent included in the Registration Statement, in form reasonably satisfactory to the Company and customary in scope and substance for "comfort" letters delivered by independent public accountants in connection with registration statements similar to the Registration Statement.

     SECTION 6.10 Agreements of Affiliates. Prior to the Effective Time, the Company shall cause to be prepared and delivered to Parent a list identifying all persons who, at the time of the meeting or the meeting of the Company's stockholders pursuant to Section 6.3, the Company believes may be deemed to be "affiliates" of the Company, as that term is used in paragraphs (c) and (d) of Rule 145 under the Securities Act (the "Rule 145 Affiliates"). Parent or Alternate Holdco, as the case may be, shall be entitled to place restrictive legends on any shares of Parent Common Stock or Alternate Holdco common stock received by such Rule 145 Affiliates. The Company shall use its reasonable best efforts to cause each person who is identified as a Rule 145 Affiliate in such list to deliver to Parent and Alternate Holdco, at or prior to the Effective Time, a written agreement, in the form attached hereto as Exhibit A.

     SECTION 6.11 Expenses. Whether or not the transactions contemplated by this Agreement are consummated, all costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such expenses, except as expressly provided in Section 8.5.

     SECTION 6.12  Indemnification and Insurance.

     (a) From and after the Effective Time, Parent shall cause the Surviving Corporation to indemnify, defend and hold harmless to the fullest extent permitted under applicable law each person who is, or has been at any time prior to the Effective Time, an officer or director of the Company (or any Subsidiary or division thereof) and each person who served at the request of the Company as a director, officer, trustee or fiduciary of another corporation, partnership, joint venture, trust, pension or other employee benefit plan or enterprise (individually, an "Indemnified Party" and, collectively, the "Indemnified Parties") against all losses, claims, damages, liabilities, costs or expenses (including attorneys' fees), judgments, fines, penalties and amounts paid in settlement in connection with any claim, action, suit, proceeding or investigation arising out of or pertaining to acts or omissions, or alleged acts or omissions, by them in their capacities as such, whether commenced, asserted or claimed before or after the Effective Time. In the event of any such claim, action, suit, proceeding or investigation (an"Action"), (i) Parent shall cause the Surviving Corporation to pay, as incurred, the fees and expenses of counsel selected by the Indemnified Party, which counsel shall be reasonably acceptable to Parent, in advance of the final disposition of any such Action to the fullest extent permitted by applicable law, and, if required, upon receipt of any undertaking required by applicable law, and (ii) Parent will, and will cause the Surviving Corporation to, cooperate in the defense of any such matter; provided, however, neither Parent nor the Surviving Corporation shall be liable for any settlement effected without its written consent (which consent shall not be unreasonably withheld or delayed), and provided further that neither Parent nor the Surviving Corporation shall be obligated pursuant to this Section 6.12(a) to pay the fees and disbursements of more than one counsel for all Indemnified Parties in any single Action, unless, in the good faith judgment of any of the Indemnified Parties, there is or may be a conflict of interests between two or more of such Indemnified Parties, in which case there may be separate counsel for each similarly situated group.

     (b) The parties agree that the rights to indemnification, including provisions relating to advances of expenses incurred in defense of any action or suit, in the articles of incorporation, bylaws and any indemnification agreement of the Company and its Subsidiaries with respect to matters occurring through the Effective Time, shall survive the Merger and shall continue in full force and effect for a period of six years from the Effective Time; provided, however, that all rights to indemnification in respect of any Action pending or asserted or claim made within such period shall continue until the disposition of such Action or resolution of such claim.

     (c) For a period of six years after the Effective Time, the Surviving Corporation shall maintain officers' and directors' liability insurance covering the Indemnified Parties who are or at any time prior to the Effective Time were covered by the Company's existing officers' and directors' liability insurance ("D&O Insurance") policies on terms substantially no less advantageous to the Indemnified Parties than such existing insurance with respect to acts or omissions, or alleged acts or omissions, prior to the Effective Time (whether claims, actions or other proceedings relating thereto are commenced, asserted or claimed before or after the Effective Time); provided, that after the Effective Time, the Surviving Corporation shall not be required to pay annual premiums in excess of 250% of the last annual premium paid by the Company prior to the date hereof (the amount of which premiums are set forth in the Company Disclosure Letter) (the "Maximum Premium"), but in such case shall purchase as much coverage as reasonably practicable for such amount. Parent shall have the right to cause coverage to be extended under the Company's D&O Insurance by obtaining a six-year "tail" policy on terms and conditions no less advantageous than the Company's existing D&O Insurance, and such "tail" policy shall satisfy the provisions of this Section 6.12(c).

     (d) The rights of each Indemnified Party hereunder shall be in addition to any other rights such Indemnified Party may have under the articles of incorporation or bylaws of the Company or any of its

Subsidiaries, under the TBCA, or otherwise. The provisions of this Section 6.12 shall survive the consummation of the Merger and expressly are intended to benefit each of the Indemnified Parties.

     (e) In the event Parent or any of its successors or assigns (i) consolidates with or merges into any other person and shall not be the continuing or surviving corporation or entity in such consolidation or merger or
(ii) transfers all or substantially all of its properties and assets to any person, then and in either such case, proper provision shall be made so that the successors and assigns of Parent, as the case may be, shall assume the obligations set forth in this Section 6.12.

     SECTION 6.13  Employee Benefits

     (a) Parent hereby agrees to honor, and agrees to cause its Subsidiaries to honor, all employee benefit plans, contracts, agreements and commitments of the Company or any of its Subsidiaries maintained or entered into by the Company or any of its Subsidiaries prior to the date hereof that apply to any current or former employee or current or former director of the Company or any of its Subsidiaries, including, without limitation, the executive change-in-control severance agreements between the Company and certain of its key employees (copies of which executive change-in-control severance agreements have been furnished to Parent); provided, however, that except as provided in Section 6.13(c), Parent reserves the right to modify any such contract, agreement or commitment in accordance with its terms.

     (b) If, within two years after the Effective Time, the benefits applicable to Continuing Employees are materially modified then, for the remainder of the two-year period after the Effective Time, Parent hereby agrees to, and agrees to cause its Subsidiaries to, provide to officers and employees of the Company and its Subsidiaries who become or remain regular (full-time) employees of Parent or any of its Subsidiaries ("Continuing Employees") employee benefits, other than stock options and stock appreciation rights, no less favorable than those provided by Parent and its Subsidiaries to their similarly situated officers and employees. Any employee of the Company or any of its Subsidiaries who becomes a participant in any employee benefit plan, program, policy, or arrangement of Parent or any of its Subsidiaries after the Effective Time shall be given credit under such plan, program, policy, or arrangement for all service with the Company or any of its Subsidiaries, and, if applicable, with Parent or any of its Subsidiaries, prior to becoming such a participant for purposes of eligibility and vesting and benefit determination (other than for determining accrual services under any defined benefit pension plan as defined in Section 3(35) of ERISA).

     (c) Parent hereby agrees to, and agrees to cause its Subsidiaries to, provide the following benefits to Continuing Employees or to former employees of the Company and its Subsidiaries, as described below:

          (i) Parent shall continue retiree medical benefits for each former employee of the Company and its Subsidiaries who was receiving retiree medical benefits at the Effective Time in accordance with the terms of the retiree medical benefit arrangements applicable to that employee.

          (ii) Parent shall provide retiree medical benefits for Continuing Employees who have attained age 55 and have 10 years of service with the Company and its Subsidiaries at the Effective Time, with such retiree medical benefits to be provided when such Continuing Employee terminates employment with Parent or its Subsidiaries and with benefits substantially equivalent to the retiree medical benefits being provided to former employees of the Company and its Subsidiaries at the Effective Time and at the same percentage of contribution rate as in effect at the Effective Time in accordance with the terms of the retiree medical benefit arrangements in effect on the date hereof.

          (iii) Parent shall provide coverage for severance benefits for Continuing Employees for a period of at least one year after the Effective Time, and the eligibility and coverage for, and the amount of, such severance benefits shall be at least as favorable as is provided by the Mitchell Energy & Development Corp. Severance Benefit Plan.

          (iv) For a period of at least one year after the Effective Time, Parent shall continue defined benefit pension benefits for Continuing Employees by continuing the Mitchell Energy & Development Corp. Retirement Plan (the "Company Retirement Plan") and each of the Company's supplemental retirement plans (the "Company's Supplemental Retirement Plans") for such Continuing Employees or by providing benefits under another defined benefit pension plan sponsored by Parent or its Subsidiaries, and for a period of at least 13 months after the Effective Time, Parent shall not permit the form of payment provisions in the Company's Supplemental Retirement Plans to be amended.

          (v) At such time as Parent causes a Continuing Employee to be covered under a group health plan maintained by Parent or one of its Subsidiaries (other than the group health plan maintained by the Company at the Effective Time), Parent shall cause (1) such Continuing Employee and his or her eligible dependents (including, without limitation, all such Continuing Employee's dependents covered immediately prior to such time under the Company's group health plan) to be credited under such Parent group health plan, for the year during which such coverage under such group health plan begins, with any deductibles and copayments already incurred during such year under the Company's group health plan, and (ii) such Parent group health plan to waive any preexisting condition restrictions to the extent necessary to provide immediate coverage. Parent shall cause each other employee welfare benefit plan or program sponsored by Parent or one of its Subsidiaries that is of a similar type to a plan or program Continuing Employees participated in prior to the Effective Time to waive any preexisting condition exclusion with respect to Continuing Employees.

     (d) Parent and the Company shall take such actions, including (with respect to the Company) the amendment of the options ("Stock Options") to purchase Company Shares, and the plans pursuant to which such options have been issued ("Option Plans"), to permit Parent to assume, and Parent shall assume, effective at the Effective Time, each Option Plan and each Stock Option that remains unexercised in whole or in part as of the Effective Time and substitute shares of Parent Common Stock for the Company Shares purchasable under each such assumed option ("Assumed Option"), which assumption and substitution shall be effected as follows:

          (i) the number of shares of Parent Common Stock purchasable under the Assumed Option shall be equal to 1.20 times the number of shares of Company Common Stock underlying the Assumed Option (without regard to any vesting schedule and with any fractional amount rounded to the next lowest share);

          (ii) the per share exercise price of such Assumed Option shall be an amount (with fractional amounts rounded to the next highest cent) equal to the per share exercise price of the Stock Option being assumed divided by 1.20;

          (iii) Parent will provide each holder of each Stock Option being assumed with a statement showing the converted number of shares, the exercise price, and the expiration date for each Assumed Option; and

          (iv) any other provisions of each Assumed Option shall remain in effect, and Parent shall not permit the acceleration of the exercisability or require the mandatory surrender of the Assumed Options in connection with the Merger pursuant to applicable provisions of the Option Plans.

     (e) Parent shall take all corporate action necessary to reserve for issuance a sufficient number of shares of Parent Common Stock for delivery upon exercise of the Assumed Options, and, as soon as practicable after the Effective Time, Parent shall file a registration statement on Form S-8 (or other appropriate form) with respect to the shares of Parent Common Stock subject to the Assumed Options, and shall use its reasonable best efforts to maintain the effectiveness of such registration statement for so long as any of the Assumed Options remain outstanding.

     (f) Parent and the Company shall take such actions to permit Parent to assume, and Parent shall assume, effective at the Effective Time, each bonus unit ("Bonus Unit") issued under the Mitchell Energy & Development Corp. 1997 Bonus Unit Plan ("Bonus Unit Plan") that remains unredeemed in whole or in part as of the Effective Time and substitute the value of shares of Parent Common Stock for the value of the shares of Company Common Stock that is used to determine the amount payable to an employee upon redemption of the Bonus Unit ("Assumed Bonus Unit"), which assumption and substitution shall be effected as follows:

          (i) the number of Bonus Units redeemable under the Assumed Bonus Unit shall be equal to 1.20 times the number of Bonus Units being assumed (without regard to any vesting schedule and with any fractional amount rounded to the next lowest share);

          (ii) the value of each Assumed Bonus Unit as of the Redemption Date (as defined in the Bonus Unit Plan) shall be equal to the amount, if any, by which (A) the closing price of a share of Parent Common Stock on such date exceeds (B) the "exercise price" of the Assumed Bonus Unit, which shall be the closing price of Company Common Stock on the Designation Date (as defined in the Bonus Unit Plan) divided by 1.20 (with fractional amounts rounded to the next highest cent);

          (iii) Parent will provide each holder of Bonus Units being assumed with a statement showing the converted number of units, the exercise price of the Assumed Bonus Units, and the expiration date for each Assumed Bonus Unit; and

          (iv) any other provisions of each Assumed Bonus Unit shall remain in effect, and Parent shall not permit the acceleration of the exercisability of the Assumed Bonus Units in connection with the Merger pursuant to
     Section VII of the Bonus Unit Plan.

     (g) Parent agrees that its Board of Directors (or the Compensation Committee thereof) shall, at or prior to the Effective Time, adopt resolutions specifically approving, for purposes of Rule 16b-3 under the Securities Exchange Act of 1934, the receipt, pursuant to this Section 6.13, of Assumed Options and Assumed Bonus Units.

     SECTION 6.14 Reorganization. From and after the date hereof and until the Effective Time, none of Parent, the Company or any of their respective Subsidiaries shall knowingly (i) take any action, or fail to take any reasonable action, as a result of which the Merger would fail to qualify as a reorganization within the meaning of section 368(a) of the Code or (ii) enter into any contract, agreement, commitment or arrangement to take or fail to take any such action. Following the Effective Time, Parent shall not knowingly take any action or knowingly cause any action to be taken which would cause the Merger to fail to qualify as a reorganization within the meaning of section 368(a) of the Code (and any comparable provisions of applicable state or local law). This Section 6.14 shall become inapplicable if an Alternate Structure Event occurs.

     SECTION 6.15 Dividends. The Company shall coordinate with Parent the declaration, setting of record dates and payment dates of dividends on Company Shares so that holders of Company Shares do not receive dividends on both Company Shares and Parent Common Stock received in the Merger in respect of any calendar quarter or fail to receive a dividend on Company Shares or Parent Common Stock received in the Merger in respect of any calendar quarter.

                                   ARTICLE 7

                                   CONDITIONS

     SECTION 7.1  Conditions to Each Party's Obligation to Effect the
Merger. The respective obligations of each party to effect the Merger shall be subject to the fulfillment at or prior to the Closing Date of the following conditions:

          (a) (i) The Company Requisite Vote shall have been obtained and (ii) the Parent Requisite Vote shall have been obtained.

          (b) (i) The waiting period applicable to the consummation of the Merger shall have expired or been terminated under the HSR Act and (ii) any mandatory waiting period or required consent under any applicable foreign competition or antitrust law or regulation shall have expired or been obtained except where the failure to observe such waiting period or obtain a consent referred to in this clause (ii) would not reasonably be expected to delay or prevent the consummation of the Merger or have a material adverse effect on the expected benefits of the transactions contemplated by this Agreement to Parent.

          (c) None of the parties hereto shall be subject to any decree, order or injunction of a court of competent jurisdiction, U.S. or foreign, which prohibits the consummation of the Merger; and no statute, rule or regulation shall have been enacted by any governmental authority which prohibits or makes unlawful the consummation of the Merger.

          (d) The Registration Statement shall have become effective and no stop order with respect thereto shall be in effect and no proceedings for that purpose shall have been commenced or threatened by the SEC.

          (e) The shares of Parent Common Stock to be issued pursuant to the Merger and shares issuable pursuant to Assumed Options shall have been authorized for listing on the AMEX, subject to official notice of issuance.

     SECTION 7.2  Conditions to Obligation of the Company to Effect the
Merger. The obligation of the Company to effect the Merger shall be subject to the fulfillment or waiver by the Company at or prior to the Closing Date of the following conditions:

          (a) Parent shall have performed in all material respects its covenants and agreements contained in this Agreement required to be performed on or prior to the Closing Date and the representations and warranties of Parent and Merger Sub contained in this Agreement and in any document delivered in connection herewith (i) to the extent qualified by Parent Material Adverse Effect or any other materiality qualification shall be true and correct and
     (ii) to the extent not qualified by Parent Material Adverse Effect or any other materiality qualification shall be true and correct in all material respects, in each case as of the date of this Agreement and as of the Closing Date (except for representations and warranties made as of a specified date, which need be true and correct only as of the specified date), and the Company shall have received a certificate of Parent, executed on its behalf by its President or a Senior Vice President of Parent, dated the Closing Date, certifying to such effect.

          (b) The Company shall have received the opinion of Vinson & Elkins L.L.P., counsel to the Company, in form and substance reasonably satisfactory to the Company, on the basis of certain facts, representations and assumptions set forth in such opinion, dated the Closing Date, a copy of which shall be furnished to Parent, to the effect that (i) the Merger will be treated for federal income tax purposes as a reorganization within the meaning of section 368(a) of the Code and (ii) no gain or loss will be recognized by the Company or the stockholders of the Company to the extent they receive Parent Common Stock in exchange for Company Shares pursuant to the Merger. In rendering such opinion, such counsel shall be entitled to receive and rely upon representations of officers of the Company, Merger Sub and Parent as to such matters as such counsel may reasonably request.

     SECTION 7.3 Conditions to Obligation of Parent to Effect the Merger. The obligations of Parent and Merger Sub to effect the Merger shall be subject to the fulfillment or waiver by Parent at or prior to the Closing Date of the following conditions:

          (a) The Company shall have performed in all material respects its covenants and agreements contained in this Agreement required to be performed on or prior to the Closing Date and the representations and warranties of the Company contained in this Agreement and in any document delivered in connection herewith (i) to the extent qualified by Company Material Adverse Effect or any other materiality qualification shall be true and correct and (ii) to the extent not qualified by Company Material Adverse Effect or any other materiality qualification shall be true and correct in all material respects, in each case as of the date of this Agreement and as of the Closing Date (except for representations and warranties made as of a specified date, which need be true and correct only as of the specified date), and Parent shall have received a certificate of the Company, executed on its behalf by its President or a Vice President of the Company, dated the Closing Date, certifying to such effect.

          (b) Parent shall have received the opinion of Mayer, Brown & Platt, counsel to Parent, in form and substance reasonably satisfactory to Parent, on the basis of certain facts, representations and assumptions set forth in such opinion, dated the Closing Date, a copy of which will be furnished to the Company, to the effect that (i) the Merger will be treated for federal income tax purposes as a reorganization within the meaning of section 368(a) of the Code and (ii) no gain or loss will be recognized by any corporation which is a party to the reorganization. In rendering such opinion, such counsel shall be entitled to receive and rely upon representations of officers of the Company, Merger Sub and Parent as to such matters as such counsel may reasonably request.

                                   ARTICLE 8

                                  TERMINATION

     SECTION 8.1 Termination by Mutual Consent. This Agreement may be terminated at any time prior to the Effective Time by the mutual written consent of the Company and Parent.

     SECTION 8.2 Termination by Parent or the Company. This Agreement may be terminated by action of the Board of Directors of the Company or by action of the Board of Directors of Parent (in either case upon payment of the Termination Amount (as defined below) if payable), if:

          (a) the Merger shall not have been consummated by the date that is seven months after the date of this Agreement; provided, however, that the right to terminate this Agreement pursuant to this clause (a) shall not be available to any party whose failure to perform or observe in any material respect any of its obligations under this Agreement in any manner shall have been the cause of, or resulted in, the failure of the Merger to occur on or before such date; or

          (b) after the twentieth day following the date of the meeting (including adjournments and postponements) of the Company's stockholders for the purpose of obtaining the Company Requisite Vote, if such Company Requisite Vote shall not have been obtained; or

          (c) after the twentieth day following the date of the meeting (including adjournments and postponements) of Parent's stockholders for the purpose of obtaining the Parent Requisite Vote, if such Parent Requisite Vote shall not have been obtained; or

          (d) a United States federal or state court of competent jurisdiction or United States federal or state governmental, regulatory or administrative agency or commission shall have issued an order, decree or ruling or taken any other action permanently restraining, enjoining or otherwise prohibiting the Merger and such order, decree, ruling or other action shall have become final and non-appealable; provided, however, that the party seeking to terminate this Agreement pursuant to this clause (d) shall have complied with Section 6.4 and with respect to other matters not covered by Section 6.4 shall have used its reasonable best efforts to remove such injunction, order or decree.

     SECTION 8.3 Termination by the Company. This Agreement may be terminated prior to the Effective Time, by action of the Board of Directors of the Company after consultation with its legal advisors, if:

          (a) (i) there has been a breach by Parent or Merger Sub of any representation, warranty, covenant or agreement set forth in this Agreement or if any representation or warranty of Parent or Merger Sub shall have become untrue, in either case such that the conditions set forth in Section 7.2(a) would not be satisfied and (ii) such breach is not curable, or, if curable, is not cured within 30 days after written notice of such breach is given to Parent by the Company; provided, however, that the right to terminate this Agreement pursuant to this Section 8.3(a) shall not be available to the Company if it, at such time, is in material breach of any representation, warranty, covenant or agreement set forth in this Agreement such that the conditions set forth in Section 7.3(a) shall not be satisfied; or

          (b) the Board of Directors of Parent shall have withdrawn, modified or changed, in a manner adverse to the Company, the Board's approval or recommendation of the Merger, or resolved to do so.

     SECTION 8.4 Termination by Parent. This Agreement may be terminated at any time prior to the Effective Time, by action of the Board of Directors of Parent after consultation with its legal advisors, if:

          (a) there has been a breach by the Company of any representation, warranty covenant or agreement set forth in this Agreement or if any representation or warranty of the Company shall have become untrue, in either case such that the conditions set forth in Section 7.3(a) would not be satisfied and (ii) such breach is not curable, or, if curable, is not cured within 30 days after written notice of such breach is given by Parent to the Company; provided, however, that the right to terminate this Agreement pursuant to this Section 8.4(a) shall not be available to Parent if it, at such time, is in material breach of any representation, warranty, covenant or agreement set forth in this Agreement such that the conditions set forth in Section 7.2(a) shall not be satisfied; or

          (b) the Board of Directors of the Company shall have withdrawn, modified or changed, in a manner adverse to Parent, the Board's approval or recommendation of the Merger or recommended approval of a Company Acquisition Proposal, or resolved to do so.

     SECTION 8.5  Effect of Termination.

     (a) If this Agreement is terminated (i) by the Company or Parent pursuant to Section 8.2(a) or 8.2(b) (and in either such case (x) prior to, or at the time of the meeting for the purpose of obtaining the approval required by
Section 7.1(a)(i) (including adjournments or postponements), any person shall have made a Company Acquisition Proposal that has become public or shall have publicly announced an intention (whether or not conditional) to make a Company Acquisition Proposal, (y) the condition set forth in Section 7.1(a)(i) was not satisfied at the time of such termination and (z) the condition set forth in
Section 7.1(a)(ii) was satisfied at the time of such termination) or (ii) by Parent pursuant to Section 8.4(b); then, the Company shall immediately pay Parent the Termination Amount (as defined below) and, in addition, reimburse Parent for all expenses incurred by Parent in connection with this Agreement up to the Reimbursement Maximum Amount (as defined below) upon termination of this Agreement. All payments shall be made in cash by wire transfer to an account designated by Parent. The term "Termination Amount" shall mean $100 million and the term "Reimbursement Maximum Amount" shall mean $10 million. The Company acknowledges that the agreements contained in this Section 8.5(a) are an integral part of the transactions contemplated by this Agreement, and that, without these agreements, Parent would not enter into this Agreement; accordingly, if the Company fails promptly to pay any amount due pursuant to this Section 8.5(a), and, in order to obtain such payment, Parent commences a suit which results in a judgment against the Company for the payment set forth in this Section 8.5(a), the Company shall pay to Parent its costs and expenses (including attorneys' fees) in connection with such suit, together with interest on such amount from the date payment was required to be made until the date such payment is actually made at the annual prime lending rate of The Chase Manhattan Bank in effect on the date such payment was required to be made plus one percent (1%) (the "Adjusted Prime Rate").

     (b) If this Agreement is terminated (i) by the Company or Parent pursuant to Section 8.2(a) or 8.2(c) (and in either such case (x) prior to, or at the time of the meeting for the purpose of obtaining the approval required by
Section 7.1(a)(ii), (including adjournments or postponements), any person shall have made a Parent Acquisition Proposal (as defined below) that has become public or shall have publicly announced an intention (whether or not conditional) to make a Parent Acquisition Proposal, (y) the condition set forth in Section 7.1(a)(ii) was not satisfied at the time of such termination and (z) the condition set forth in Section 7.1(a)(i) was satisfied at the time of such termination) to make a Parent Acquisition Proposal) or (ii) by the Company pursuant to Section 8.3(b); then Parent shall immediately pay the Company the Termination Amount and, in addition, reimburse the Company for all expenses incurred by the Company in connection with this Agreement up to the Reimbursement Maximum Amount upon termination of this Agreement. All payments shall be made in cash by wire transfer to an account designated by the Company. The term "Parent Acquisition Proposal" shall mean any inquiry, proposal or offer (including any proposal or offer to its stockholders) with respect to a third party tender offer, merger, consolidation, business combination or similar transaction involving any assets or class of capital stock of Parent, or any acquisition of 10% or more of the capital stock (other than upon exercise of Parent employee stock options that are outstanding as of the date hereof) or 10% or more of the assets of Parent and its subsidiaries, taken as a whole, in a single transaction or a series of related transactions, or any combination of the foregoing. Parent acknowledges that the agreements contained in this Section 8.5(b) are an integral part of the transactions contemplated by this Agreement, and that, without these agreements, the Company would not enter into this Agreement; accordingly, if Parent fails promptly to pay any amount due pursuant to this
Section 8.5(b) and, in order to obtain such payment, the Company commences a suit which results in a judgment against Parent for the payment set forth in this Section 8.5(b), Parent shall pay to the Company its costs and expenses (including attorneys' fees) in connection with such suit, together with interest on such amount from the date payment was required to be made until the date such payment is actually made at the Adjusted Prime Rate.

     (c) In the event of termination of this Agreement and the abandonment of the Merger pursuant to this Article 8, all obligations of the parties hereto shall terminate, except the obligations of the parties pursuant to this Section
8.5 and Section 6.11 and except for the provisions of Sections 9.3, 9.4, 9.6, 9.8, 9.9, 9.12, 9.13 and 9.14, provided that nothing herein shall relieve any party from any liability for any breach by such party of any of its covenants or agreements set forth in this Agreement and all rights and remedies of such nonbreaching party under this Agreement in the case of such a breach, at law or in equity, shall be preserved.

     SECTION 8.6 Extension; Waiver. At any time prior to the Effective Time, each party may by action taken by its Board of Directors, to the extent legally allowed, (a) extend the time for the performance of any of the obligations or other acts of the other parties hereto, (b) waive any inaccuracies in the representations and warranties made to such party contained herein or in any document delivered pursuant hereto and (c) waive compliance with any of the agreements or conditions for the benefit of such party contained herein. Any agreement on the part of a party hereto to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party.

                                   ARTICLE 9

                               GENERAL PROVISIONS

     SECTION 9.1  Nonsurvival of Representations, Warranties and
Agreements. None of the representations, warranties and agreements in this Agreement or in any instrument delivered pursuant to this Agreement shall survive the Merger; provided, however, that the agreements contained in Article 2, Article 3 and in Sections 6.10, 6.11, 6.12, 6.13, 6.14 and this Article 9 (including, if an Alternate Structure Event occurs, the amendments to certain of such provisions contemplated by Exhibit B) and the agreements delivered pursuant to this Agreement shall survive the Merger, unless otherwise provided herein.

     SECTION 9.2 Notices. Any notice required to be given hereunder shall be sufficient if in writing, and sent by facsimile transmission or by courier service (with proof of service), hand delivery or certified or registered mail (return receipt requested and first-class postage prepaid), addressed as follows:

        (a) if to Parent, Merger Sub, Alternate Holdco, Devon Merger Sub or Mitchell Merger Sub:

            Devon Energy Corporation
            20 N. Broadway, Suite 1500
            Oklahoma City, Oklahoma 73102
            Attn: J. Larry Nichols
                  Chairman, President and Chief Executive Officer
            Telecopy No.: (405) 552-8171
            and

            Devon Energy Corporation
            20 N. Broadway, Suite 1500
            Oklahoma City, Oklahoma 73102
            Attn: Duke R. Ligon
            Senior Vice President and General Counsel
            Telecopy No.: (405) 552-4550

            with a copy to:

            Mayer, Brown & Platt
            190 South LaSalle Street
            Chicago, Illinois 60603
            Facsimile: (312) 701-7711
            Attn: Scott J. Davis
                  James T. Lidbury

          (b)if to the Company:

             2002 Timberloch Place
             P.O. Box 4000
             The Woodlands, Texas 77387-4000
             Facsimile: (713) 377-7000
             Attn: General Counsel

             with a copy to:

             Vinson & Elkins L.L.P.
             2300 First City Tower
             1001 Fannin
             Houston, Texas 77002
             Facsimile: (713) 615-5306
             Attn: C. Michael Harrington

or to such other address as any party shall specify by written notice so given, and such notice shall be deemed to have been delivered as of the date so telecommunicated, personally delivered or mailed.

     SECTION 9.3  Assignment; Binding Effect; Benefit.  Except as provided in
Section 1.1 hereof, neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any of the parties hereto (whether by operation of law or otherwise) without the prior written consent of the other parties. Subject to the preceding sentence, this Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns. Except as provided in Section 6.12 and Section 6.13, notwithstanding anything contained in this Agreement to the contrary, nothing in this Agreement, expressed or implied, is intended to confer on any person other than the parties hereto any rights, remedies, obligations or liabilities under or by reason of this Agreement.

     SECTION 9.4 Entire Agreement. This Agreement, the Parent/Company Confidentiality Agreement (other than the sixth and seventh paragraphs thereof, which are hereby terminated and of no further force or effect), the exhibits to this Agreement, the Company Disclosure Letter, the Parent Disclosure Letter and any documents delivered by the parties in connection herewith constitute the entire agreement among the parties with respect to the subject matter hereof and supersede all prior agreements and understandings among the parties with respect thereto. No addition to or modification of any provision of this Agreement shall be binding upon any party hereto unless made in writing and signed by all parties hereto.

     SECTION 9.5 Amendments. This Agreement may be amended by the parties hereto, by action taken or authorized by their Boards of Directors, at any time before or after approval of matters presented in connection with the Merger by the stockholders of the Company or Parent, but after any such stockholder approval, no amendment shall be made which by law requires the further approval of stockholders without obtaining such further approval. This Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties hereto.

     SECTION 9.6 Governing Law; Jurisdiction; Waiver of Jury Trial. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF TEXAS. EACH OF THE COMPANY, MERGER SUB AND PARENT HEREBY IRREVOCABLY AND UNCONDITIONALLY CONSENTS TO SUBMIT TO THE EXCLUSIVE JURISDICTION OF THE COMPETENT COURTS OF THE STATE OF TEXAS AND OF THE UNITED STATES OF AMERICA, IN EITHER CASE LOCATED IN DALLAS COUNTY, TEXAS (THE "TEXAS COURTS") FOR ANY LITIGATION ARISING OUT OF OR RELATING TO THIS AGREEMENT AND THE TRANSACTIONS CONTEMPLATED HEREBY (AND AGREES NOT TO COMMENCE ANY LITIGATION RELATING THERETO EXCEPT IN SUCH COURTS), WAIVES ANY OBJECTION TO THE LAYING OF VENUE OF ANY SUCH LITIGATION IN THE TEXAS COURTS AND AGREES NOT TO PLEAD OR CLAIM IN ANY TEXAS COURT THAT SUCH LITIGATION BROUGHT THEREIN HAS BEEN BROUGHT IN AN INCONVENIENT FORUM. EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE EACH SUCH PARTY HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT SUCH PARTY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT, OR THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT.

     SECTION 9.7 Counterparts. This Agreement may be executed in several counterparts, each of which shall be deemed to be an original, but all of which together shall be deemed to be one and the same instrument.

     SECTION 9.8 Headings. Headings of the Articles and Sections of this Agreement are for the convenience of the parties only, and shall be given no substantive or interpretative effect whatsoever.

     SECTION 9.9  Interpretation.  In this Agreement:

          (a) Unless the context otherwise requires, words describing the singular number shall include the plural and vice versa, and words denoting any gender shall include all genders and words denoting natural persons shall include corporations and partnerships and vice versa.

          (b) The words "include", "includes" and "including" are not limiting.

          (c) The phrase "to the knowledge of" and similar phrases relating to knowledge of the Company or Parent, as the case may be, shall mean the actual knowledge of its executive officers.

          (d) "Material Adverse Effect" with respect to the Company or Parent shall mean a material adverse effect on or change in (a) the business, assets and liabilities (taken together) or financial condition of a party and its Subsidiaries on a consolidated basis or (b) the ability of the party to consummate the transactions contemplated by this Agreement or fulfill the conditions to closing set forth in Article 7; provided, however, that the inability to satisfy the condition in Section 7.2(b) shall not constitute a Company Material Adverse Effect and the inability to satisfy the condition in Section 7.3(b) shall not constitute a Parent Material Adverse Effect. "Company Material Adverse Effect" and "Parent Material Adverse Effect" mean a Material Adverse Effect with respect to the Company and Parent, respectively.

          (e) "Person" or "person" means an individual, a corporation, a limited liability company, a partnership, an association, a trust or other entity or organization.

          (f) "Subsidiary" when used with respect to any party means any corporation or other organization, whether incorporated or unincorporated, of which such party directly or indirectly owns or controls at least a majority of the securities or other interests having by their terms ordinary voting power to elect a majority of the board of directors or others performing similar functions with respect to such corporation or other organization, or any organization of which such party is a general partner.

     SECTION 9.10 Waivers. Except as provided in this Agreement, no action taken pursuant to this Agreement, including, without limitation, any investigation by or on behalf of any party, shall be deemed to constitute a waiver by the party taking such action of compliance with any representations, warranties, covenants or agreements contained in this Agreement. The waiver by any party hereto of a breach of any provision hereunder shall not operate or be construed as a waiver of any prior or subsequent breach of the same or any other provision hereunder.

     SECTION 9.11 Incorporation of Exhibits. The Company Disclosure Letter, the Parent Disclosure Letter and all exhibits attached hereto and referred to herein are hereby incorporated herein and made a part hereof for all purposes as if fully set forth herein.

     SECTION 9.12 Severability. Any term or provision of this Agreement which is invalid or unenforceable in any jurisdiction shall, as to that jurisdiction, be ineffective to the extent of such invalidity or unenforceability without rendering invalid or unenforceable the remaining terms and provisions of this Agreement or affecting the validity or enforceability of any of the terms or provisions of this Agreement in any other jurisdiction. If any provision of this Agreement is so broad as to be unenforceable, the provision shall be interpreted to be only so broad as is enforceable.

     SECTION 9.13 Enforcement of Agreement. The parties hereto agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with its specific terms or was otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof in any Texas Court, this being in addition to any other remedy to which they are entitled at law or in equity.

     SECTION 9.14 Obligation of Merger Sub, Alternate Holdco, Devon Merger Sub and Mitchell Merger Sub. Whenever this Agreement requires Merger Sub, Alternate Holdco, Devon Merger Sub or Mitchell Merger Sub (or any of their respective successors) to take any action prior to the Effective Time, such requirement shall be deemed to include an undertaking on the part of Parent to cause Merger Sub, Alternate Holdco, Devon Merger Sub or Mitchell Merger Sub, as the case may be, to take such action and a guarantee of the performance thereof.

     IN WITNESS WHEREOF, the parties have executed this Agreement and caused the same to be duly delivered on their behalf as of the day and year first written above.

                                            DEVON ENERGY CORPORATION

                                            By:    /s/ J. LARRY NICHOLS
                                              ----------------------------------
                                            Name: J. Larry Nichols
                                            Title:  Chairman, President and
                                                    Chief Executive Officer

                                            DEVON NEWCO CORPORATION

                                            By:    /s/ J. LARRY NICHOLS
                                              ----------------------------------
                                            Name: J. Larry Nichols
                                            Title:  President

                                            DEVON HOLDCO CORPORATION

                                            By:    /s/ J. LARRY NICHOLS
                                              ----------------------------------
                                            Name: J. Larry Nichols
                                            Title:  President

                                            DEVON MERGER CORPORATION

                                            By:    /s/ J. LARRY NICHOLS
                                              ----------------------------------
                                            Name: J. Larry Nichols
                                            Title:  President

                                            MITCHELL MERGER CORPORATION

                                            By:    /s/ J. LARRY NICHOLS
                                              ----------------------------------
                                            Name: J. Larry Nichols
                                            Title:  President

                                            MITCHELL ENERGY & DEVELOPMENT CORP.

                                            By:    /s/ GEORGE P. MITCHELL
                                                --------------------------------
                                            Name: George P. Mitchell
                                            Title:  Chairman of the Board and
                                                    Chief
                                                    Executive Officer

                                   EXHIBIT A

                       FORM OF COMPANY AFFILIATE'S LETTER

     This SHAREHOLDER AGREEMENT, dated as of           , 2001 (this "Agreement")
is among Devon Energy Corporation, a Delaware corporation ("Parent"), Devon Holdco Corporation, a Delaware corporation ("Alternate Holdco"), and the undersigned shareholder ("Shareholder") of Mitchell Energy & Development Corp., a Texas corporation (the "Company"). Capitalized terms not otherwise defined in this Agreement have the meanings ascribed to them in the Merger Agreement.

                                    RECITALS

     A. Parent, Devon NewCo Corporation, a Delaware corporation and a wholly owned subsidiary of Parent ("Merger Sub"), Alternate Holdco, Devon Merger Corporation, a Delaware corporation and a wholly owned subsidiary of Alternate Holdco, Mitchell Merger Corporation, a Texas corporation and a wholly owned subsidiary of Alternate Holdco, and the Company have entered into an Amended and Restated Agreement and Plan of Merger, dated as of August 13, 2001 (the "Merger Agreement"), pursuant to which the Company will merge (the "Merger") with and into Merger Sub, with Merger Sub surviving the Merger (or, if an Alternate Structure Event occurs, the parties will consummate the Alternate Mergers);

     B. Pursuant to the Merger Agreement, at the Effective Time, outstanding Company Shares will be converted into (i) the right to receive cash and (ii) shares of Parent Common Stock (or, if an Alternate Structure Event occurs, at the Mitchell Merger Effective Time, outstanding Company Shares will be converted into (i) the right to receive cash and (ii) shares of Alternate Holdco common stock);

     C. The execution and delivery of this Agreement by Shareholder is a material inducement to Parent and Alternate Holdco to enter into the Merger Agreement; and

     D. Shareholder has been advised that Shareholder may be deemed to be an "affiliate" of the Company, as such term is used (i) for purposes of paragraphs
(c) and (d) of Rule 145 of the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Act").

NOW, THEREFORE, intending to be legally bound, the parties agree as follows:

     1. Acknowledgments by Shareholder. Shareholder acknowledges and understands that the representations, warranties and covenants made by Shareholder set forth in this Agreement will be relied upon by Parent, Alternate Holdco, the Company, and their respective affiliates and counsel, and that substantial losses and damages may be incurred by such persons if Shareholder's representations, warranties or covenants are breached. Shareholder has carefully read this Agreement and the Merger Agreement and has consulted with such legal counsel and financial advisers as Shareholder has deemed appropriate in connection with the execution of this Agreement.

     2. Compliance with Rule 145 and the Act.

     (a) Shareholder has been advised that (i) the issuance of shares of Parent Common Stock in connection with the Merger (or, if an Alternate Structure Event occurs, the issuance of shares of Alternate Holdco common stock in connection with the Mitchell Merger) is expected to be effected pursuant to a Registration Statement filed by Parent and Alternate Holdco on Form S-4, and the resale of such shares will be subject to the restrictions set forth in Rule 145 under the Act unless such shares are otherwise transferred pursuant to an effective registration statement under the Act or an appropriate exemption from registration, and (ii) Shareholder may be deemed to be an affiliate of the Company. Shareholder accordingly agrees not to sell, pledge, transfer or otherwise dispose of any shares of Parent Common Stock issued to Shareholder in the Merger or shares of Alternate Holdco common stock issued to Shareholder in the Mitchell Merger, as the case may be, unless (i) such sale, pledge, transfer or other disposition is made in conformity with the requirements of Rule 145 under the Act, (ii) such sale, pledge, transfer or other disposition is made pursuant to an effective registration statement under the Act, or (iii) Shareholder delivers to Parent or Alternate Holdco, as the case may be, a written opinion of counsel, in form and substance reasonably acceptable to Parent or Alternate Holdco, as the case may be, to the effect that such sale, pledge, transfer or other disposition is otherwise exempt from registration under the Act.

     (b) Parent or Alternate Holdco, as the case may be, will give stop transfer instructions to its transfer agent with respect to any Parent Common Stock received by Shareholder pursuant to the Merger or Alternate Holdco common stock received by Shareholder pursuant to the Mitchell Merger, and there will be placed on the certificates representing such Parent Common Stock or Alternate Holdco common stock, or any substitutions therefor, legends stating in substance:

        "THE SHARES REPRESENTED BY THIS CERTIFICATE WERE ISSUED PURSUANT TO A TRANSACTION TO WHICH RULE 145 PROMULGATED UNDER THE SECURITIES ACT OF 1933 APPLIES, AND MAY ONLY BE TRANSFERRED IN CONFORMITY WITH RULE 145, PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT, OR IN ACCORDANCE WITH A WRITTEN OPINION OF COUNSEL, REASONABLY ACCEPTABLE TO THE ISSUER, IN FORM AND SUBSTANCE TO THE EFFECT THAT SUCH TRANSFER IS EXEMPT FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933."

The legend set forth above shall be removed (by delivery of a substitute certificate without such legend), and Parent or Alternate Holdco, as the case may be, shall so instruct its transfer agent, if a registration statement respecting the sale of the shares has been declared effective under the Act or if Shareholder delivers to Parent or Alternate Holdco, as the case may be, (i) satisfactory written evidence that the shares have been sold in compliance with Rule 145 (in which case, the substitute certificate will be issued in the name of the transferee), or (ii) an opinion of counsel, in form and substance reasonably acceptable to Parent or Alternate Holdco, as the case may be, to the effect that sale of the shares by the holder thereof is no longer subject to Rule 145.

     3. Miscellaneous.

     (a) This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same document. Delivery of an executed counterpart of this Agreement by facsimile shall be effective to the fullest extent permitted by applicable law.

     (b) This Agreement shall be enforceable by, and shall inure to the benefit of and be binding upon, the parties and their respective successors and assigns. As used in this Agreement, the term "successors and assigns" means, where the context to permits, heirs, executors, administrators, trustees and successor trustees, and personal and other representatives.

     (c) This Agreement shall be deemed to be made in and in all respects shall be interpreted, construed and governed by and in accordance with the laws of the State of Texas. The parties irrevocably and unconditionally consent to submit to the exclusive jurisdiction of the courts of the State of Texas and of the United States of America, in either case located in Dallas County, Texas (the "Texas Courts") for any litigation arising out of or relating to this Agreement and the transactions contemplated by this Agreement (and agree not to commence any litigation relating thereto except in such Texas Courts), waive any objection to the laying of venue of any such litigation in the Texas Courts and agree not to plead or claim in any Texas Court that such litigation brought therein has been brought in an inconvenient forum.

     (d) If any term, provision, covenant, or restriction contained in this Agreement is held by a court or a federal or state regulatory agency of competent jurisdiction to be invalid, void, or unenforceable, the remainder of the terms, provisions, covenants, and restrictions contained in this Agreement shall remain in full force and effect, and shall in no way be affected, impaired, or invalidated.

     (e) Counsel to the parties to the Merger Agreement shall be entitled to rely upon this Agreement as needed.

     (f) This Agreement shall not be modified or amended, or any right waived or any obligations excused, except by a written agreement signed by both parties.

     (g) Notwithstanding any other provision contained in this Agreement, this Agreement and all obligations under this Agreement shall terminate upon the termination of the Merger Agreement in accordance with its terms.

     (h) From and after the Effective Time of the Merger or, if the Alternate Mergers are consummated, the Mitchell Merger Effective Time and as long as is necessary in order to permit Shareholder to sell Parent Common Stock or Alternate Holdco common stock, as the case may be, held by Shareholder pursuant to Rule 145 and, to the extent applicable, Rule 144 under the Act, Parent or Alternate Holdco, as the case may be, will file on a timely basis all reports required to be filed by it pursuant to the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder, as the same shall be in effect at the time, and shall otherwise make available adequate public information regarding Parent or Alternate Holdco, as the case may be, in such manner as may be required to satisfy the requirements of paragraph (c) of Rule 144 under the Act.

     IN WITNESS WHEREOF, this Agreement is executed as of the date first stated above.

                                            DEVON ENERGY CORPORATION,
                                            a Delaware corporation

                                            By:
                                              ----------------------------------
                                            Name:
                                            Title:

                                            DEVON HOLDCO CORPORATION,
                                            a Delaware corporation

                                            By:
                                              ----------------------------------
                                            Name:
                                            Title:

                                            SHAREHOLDER

                                            ------------------------------------
                                            Name:
                                            Number of Shares Owned:
                                            Number of Shares Issuable upon
                                            Exercise of Stock Options:

                                   EXHIBIT B

                         AMENDMENTS TO BECOME EFFECTIVE
                         UPON ALTERNATE STRUCTURE EVENT

     1. Article 1 (other than Section 1.7, which shall remain in full force and effect) shall be deleted in its entirety and replaced with the following:

                                   ARTICLE 1

                            THE ALTERNATE STRUCTURE

     SECTION 1.1  The Alternate Mergers.

     (a) Alternate Mergers Corporations. As promptly as practicable after occurrence of an Alternate Structure Event, Parent shall cause (1) Alternate Holdco to amend its certificate of incorporation and bylaws to be substantially identical in form and substance to the certificate of incorporation and bylaws of Parent at that time; and (2) Alternate Holdco's board of directors to adopt a shareholder rights plan substantially identical in form and substance to the Parent Rights Agreement, as it existed on October 1, 2001. Prior to the Effective Time (as defined below), Parent shall ensure that Alternate Holdco, Mitchell Merger Sub and Devon Merger Sub take no actions and undertake no operations except as may be necessary in connection with the consummation of the Alternate Mergers. Parent shall cause Alternate Holdco's corporate name, as of the Effective Time, to be changed to "Devon Energy Corporation" or such other name as shall be selected by Parent.

     (b) The Mitchell Merger. Subject to the terms and conditions of this Agreement, at the Mitchell Merger Effective Time (as defined in Section 1.3), Mitchell Merger Sub shall be merged with and into the Company (the "Mitchell Merger") in accordance with this Agreement, and the separate corporate existence of Mitchell Merger Sub shall thereupon cease. The Company shall be the surviving corporation in the Mitchell Merger and shall be a wholly owned subsidiary of Alternate Holdco. The Mitchell Merger shall have the effects specified in the Texas Business Corporation Act (the "TBCA").

     (c) The Devon Merger. Subject to the terms and conditions of this Agreement, at the Devon Merger Effective Time (as defined in Section 1.3), Devon Merger Sub shall be merged with and into Parent (the "Devon Merger") in accordance with this Agreement, and the separate existence of Devon Merger Sub shall thereupon cease. Parent shall be the surviving corporation in the Devon Merger and shall be a wholly owned subsidiary of Alternate Holdco. The Devon Merger shall have the effects specified in the Delaware General Corporation Law (the "DGCL").

     SECTION 1.2 The Closing. Subject to the terms and conditions of this Agreement, the closing of the Alternate Mergers (the "Closing") shall take place
(a) at the offices of Mayer, Brown & Platt, 700 Louisiana Street, Houston, Texas 77002, at 9:00 a.m., local time, on the first business day immediately following the day on which the last to be fulfilled or waived of the conditions set forth in Article 7 (other than those conditions that by their nature are to be satisfied at the Closing, but subject to fulfillment or waiver of those conditions) shall be fulfilled or waived in accordance herewith or (b) at such other time, date or place as Parent and the Company may agree in writing. The date on which the Closing occurs is hereinafter referred to as the "Closing Date." The parties shall cause the Mitchell Merger Effective Time and the Devon Merger Effective Time to occur concurrently or, if not concurrently, as close in time as possible. In any event, the parties shall cause both the Mitchell Merger Effective Time and the Devon Merger Effective Time to occur during the Closing.

     SECTION 1.3 Effective Times. If all the conditions to the Alternate Mergers set forth in Article 7 shall have been fulfilled or waived in accordance herewith and this Agreement shall not have been terminated as provided in
Article 8, on the Closing Date, articles of merger (the "Articles of Merger") meeting the requirements of Article 5.04 of the TBCA (with respect to the Mitchell Merger) shall be filed with the Secretary of State of the State of Texas and a certificate of merger (the "Certificate of Merger") meeting the requirements of Section 251 of the DGCL (with respect to the Devon Merger) shall be properly executed and filed with the Secretary of State of the State of Delaware. The Mitchell Merger shall become effective upon the issuance of a certificate of merger by the Secretary of State of the State of Texas in accordance with the TBCA, or at such later time that the parties hereto shall have agreed upon and designated in such filing as the effective time of the Mitchell Merger (the "Mitchell Merger Effective Time"). The Devon Merger shall become effective upon the filing of the Certificate of Merger with the Secretary of State of the State of Delaware, or at such later time that the parties hereto shall have agreed upon and designated in such filing as the effective time of the Devon Merger (the "Devon Merger Effective Time"). Except as otherwise provided in the amendments to this Agreement contemplated by Exhibit B, references to the "Effective Time" in this Agreement shall be deemed to be references to the earlier to occur of the Mitchell Merger Effective Time and the Devon Merger Effective Time.

     SECTION 1.4  Charters.

     (a) At the Mitchell Merger Effective Time, the articles of incorporation of the Company in effect immediately prior to the Mitchell Merger Effective Time shall be amended as set forth in Annex A and, as so amended, shall be the articles of incorporation of the surviving corporation of the Mitchell Merger, until duly amended in accordance with applicable law.

     (b) At the Devon Merger Effective Time, the certificate of incorporation of Parent in effect immediately prior to the Devon Merger Effective Time shall be amended as set forth in Annex B and, as so amended, shall be the certificate of incorporation of the surviving corporation of the Devon Merger, until duly amended in accordance with applicable law.

     SECTION 1.5  Bylaws.

     (a) The bylaws of the Company in effect immediately prior to the Mitchell Merger Effective Time shall be the bylaws of the surviving corporation of the Mitchell Merger, until duly amended in accordance with applicable law.

     (b) The bylaws of Parent in effect immediately prior to the Devon Merger Effective Time shall be the bylaws of the surviving corporation of the Devon Merger, until duly amended in accordance with applicable law.

     SECTION 1.6  Boards of Directors.

     (a) The Board of Directors of the surviving corporation of the Mitchell Merger shall consist of the Board of Directors of Mitchell Merger Sub, as it existed immediately prior to the Mitchell Merger Effective Time.

     (b) The Board of Directors of the surviving corporation of the Devon Merger shall consist of the Board of Directors of Devon Merger Sub, as it existed immediately prior to the Devon Merger Effective Time.

     2. Articles 2 and 3 shall be deleted in their entirety and replaced with the following:

                                   ARTICLE 2

                         DIRECTORS OF ALTERNATE HOLDCO

     SECTION 2.1 Directors of Alternate Holdco. Immediately prior to the Effective Time, Parent shall cause the Board of Directors of Alternate Holdco to be identical to the Board of Directors of Parent at that time, except that J. Todd Mitchell (the "Company Designee") shall also be appointed to the Board of Directors of Alternate Holdco. If, prior to the Effective Time, the Company Designee becomes unavailable or unwilling to serve, the Company shall designate a substitute designee acceptable to Parent.

                                   ARTICLE 3

                          CONVERSION OF COMPANY SHARES

     SECTION 3.1  Effect on Capital Stock.

     (a) The Mitchell Merger. At the Mitchell Merger Effective Time, the Mitchell Merger shall have the following effects on the capital stock of the Company and Mitchell Merger Sub, without any action on the part of the holder of any capital stock of the Company or Mitchell Merger Sub:

          (i) Conversion of the Company Common Stock. Subject to the provisions of this Section 3.1 and Section 3.3, each share of Class A common stock, $0.10 par value per share, of the Company (each a "Company Share" and collectively the "Company Shares" issued and outstanding immediately prior to the Mitchell Merger Effective Time (but not including any Dissenting Shares (as defined below) and any Company Shares that are (A) owned (1) by Alternate Holdco, Parent, Mitchell Merger Sub or any other direct or indirect Subsidiary of Alternate Holdco or Parent or (2) by the Company or any direct or indirect Subsidiary of the Company and (B) are not held on behalf of third parties (collectively, the "Excluded Company Shares")) shall, by virtue of the Mitchell Merger and without any action on the part of the holder thereof, be converted into (A) the right to receive $31.00 in cash (the "Cash Consideration") and (B) 0.585 of a share (the "Exchange Ratio") of the common stock of Alternate Holdco (the "Stock Consideration" and, together with the Cash Consideration, the "Merger Consideration").

          (ii) Cancellation of Excluded Company Shares. Each Excluded Company Share issued and outstanding immediately prior to the Mitchell Merger Effective Time shall, by virtue of the Mitchell Merger and without any action on the part of the holder thereof, no longer be outstanding, shall be canceled and retired without payment of any consideration therefor and shall cease to exist.

          (iii) Mitchell Merger Sub. At the Mitchell Merger Effective Time, each share of common stock of Mitchell Merger Sub issued and outstanding immediately prior to the Mitchell Merger Effective Time shall be converted into one share of common stock of the surviving corporation of the Mitchell Merger, and the surviving corporation of the Mitchell Merger shall thereby become a wholly owned subsidiary of Alternate Holdco.

     (b) The Devon Merger.

     (i) Conversion of the Capital Stock of Parent. At the Devon Merger Effective Time, the Devon Merger shall have the following effects on the capital stock of Parent and Devon Merger Sub, without any action on the part of the holder of any capital stock of Parent or Devon Merger Sub:

          (A) Each share of common stock, par value $0.10 per share, of Parent (each a "Parent Share" and collectively the "Parent Common Stock") issued and outstanding immediately prior to the Devon Merger Effective Time (other than Excluded Parent Shares (as defined below)) shall be converted into one share of Alternate Holdco common stock.

          (B) Each share of 6.49% Cumulative Preferred Stock, Series A, par value $1.00 per share, of Parent (the "Parent 6.49% Preferred Stock") issued and outstanding immediately prior to the Devon Merger Effective Time (other than Excluded Parent Shares and Dissenting Parent Preferred Shares (as defined below)) shall remain outstanding as one share of preferred stock of the surviving corporation of the Devon Merger having the same preferences and rights with respect to the surviving corporation of the Devon Merger as those that the Parent 6.49% Preferred Stock had with respect to Parent.

          (C) The one share of Parent Special Voting Stock issued and outstanding immediately prior to the Devon Merger Effective Time shall be converted into one share of special voting stock of Alternate Holdco having the same preferences and rights with respect to Alternate Holdco as those that the Parent Special Voting Stock had with respect to Parent.

     (ii) Cancellation of Excluded Parent Shares. Shares of Parent Common Stock or Parent 6.49% Preferred Stock that are (A) owned (1) by Alternate Holdco, Parent, Devon Merger Sub or any other direct or indirect Subsidiary of Alternate Holdco or Parent or (2) by the Company or any direct or indirect Subsidiary of the Company and (B) are not held on behalf of third parties (collectively, the "Excluded Parent Shares"), immediately prior to the Devon Merger Effective Time shall, by virtue of the Devon Merger and without any action on the part of the holder thereof, no longer be outstanding, shall be cancelled and retired without payment of consideration therefor and shall cease to exist.

     (iii) Devon Merger Sub. At the Devon Merger Effective Time, each share of common stock of Devon Merger Sub issued and outstanding immediately prior to the Devon Merger Effective Time shall be converted into one share of common stock of the surviving corporation of the Devon Merger, and the surviving corporation of the Devon Merger shall thereby become a wholly owned subsidiary of Alternate Holdco.

     (iv) Devon Options. Alternate Holdco and Parent shall take such actions, including (with respect to Parent) the amendment of the options ("Devon Stock Options") to purchase Parent Shares issued pursuant to Parent's stock option plans ("Devon Option Plans"), and the Devon Option Plans, to permit Alternate Holdco to assume, and Alternate Holdco shall assume, effective at the Devon Merger Effective Time, each Devon Option Plan and each Devon Stock Option that remains unexercised in whole or in part as of the Devon Merger Effective Time and substitute shares of Alternate Holdco common stock for the Parent Shares purchasable under each such assumed option ("Devon Assumed Option"), which assumption and substitution shall be effected as follows:

          (A) the number of shares of Alternate Holdco common stock purchasable under the Devon Assumed Option shall be equal to the number of shares of Parent Common Stock underlying the Devon Assumed Option (without regard to any vesting schedule);

          (B) the per share exercise price of such Devon Assumed Option shall be equal to the per share exercise price of the Devon Stock Option being assumed; and

          (C) any other provisions of each Devon Assumed Option shall remain in effect.

     (v) Other Actions. Alternate Holdco shall take such action as may be necessary to provide for (A) succession of Alternate Holdco for Parent under the Support Agreement dated as of December 10, 1998 between Parent and Northstar, as amended, and the Voting and Exchange Trust Agreement dated as of December 10, 1998 between Parent and CIBC Mellon Trust Company, as amended; (B) the making of changes to, or in the rights of holders of, the Northstar Exchangeable Shares as are economically equivalent to the changes to, or in the rights of holders of Parent Common Stock, that are a result of the exchange of Alternate Holdco common stock for Parent Common Stock in the Devon Merger and (C) the convertibility of the Zero Coupon Convertible Debentures (as defined below) into Alternate Holdco common stock, subject to the terms of the Indenture (as defined below). "Indenture" means the Indenture, dated as of June 27,2000, between Parent and The Bank of New York, as trustee. "Zero Coupon Convertible Debentures" means Parent's Zero Coupon Convertible Senior Debentures due 2020 issued pursuant to the Indenture.

     (vi) Post-Devon Merger Sale of Alternate Holdco Common Stock to Alternate Holdco. Immediately after the Devon Merger Effective Time, the surviving corporation of the Devon Merger shall sell to Alternate Holdco, and Alternate Holdco shall purchase from such surviving corporation, all of the shares of Alternate Holdco common stock then held by such surviving corporation for an amount in cash equal to the aggregate par value of all such shares of Alternate Holdco common stock.

     SECTION 3.2  Exchange of Certificates for Shares.

     (a) Exchange Procedures. At or prior to the Effective Time, Alternate Holdco shall deposit with an exchange agent (the "Exchange Agent"), selected by Parent with the Company's prior approval, which shall not be unreasonably withheld, in trust for the benefit of the holders of Company Shares and Parent Shares, an amount in cash and certificates representing shares of Alternate Holdco common stock required to effect (i) the conversion of the Company Shares into the Merger Consideration pursuant to Section 3.1(a)(i) and (ii) the conversion of the Parent Shares into shares of Alternate Holdco common stock pursuant to Section 3.1(b)(i)(A). Alternate Holdco shall make sufficient funds available to the Exchange Agent from time to time as needed to pay cash in respect of dividends or other distributions in accordance with Section 3.2(b). To the extent that Alternate Holdco lacks funds sufficient to pay the full amount of the Cash Consideration, Parent shall advance Alternate Holdco such funds. Promptly after the Effective Time, but in no event later than three business days following the Closing Date, Alternate Holdco shall cause the Exchange Agent to mail to each holder of record as of the Mitchell Merger Effective Time of a certificate representing Company Shares and to each holder of record as of the Devon Merger Effective Time of a certificate representing Parent Shares (each a "Certificate") (other than holders of a Certificate in respect of Excluded Company Shares or Excluded Parent Shares) (i) a letter of transmittal specifying that delivery of the Certificates shall be effected, and that risk of loss and title to the Certificates shall pass, only upon delivery of the Certificates (or, in lieu of such Certificates, affidavits of loss together with either a reasonable undertaking to indemnify Alternate Holdco, Parent or the Company, if Alternate Holdco believes that the person providing the indemnity is sufficiently creditworthy, or, if Alternate Holdco does not so believe, indemnity bonds) to the Exchange Agent, such letter of transmittal to be in such form and have such other provisions as Parent and the Company may reasonably agree, and (ii) instructions for exchanging the Certificates and receiving the Merger Consideration to which such holder shall be entitled therefore pursuant to
Section 3.1(a)(i) or the shares of Alternate Holdco common stock to which such holder shall be entitled therefore pursuant to Section 3.1(b)(i)(A), as the case may be. Subject to Section 3.2(g), upon surrender of a Certificate formerly representing Company Shares for cancellation to the Exchange Agent together with such letter of transmittal, duly executed, the holder of such Certificate shall be entitled to receive in exchange therefor (i) a certificate representing that number of whole shares of Alternate Holdco common stock that such holder is entitled to receive pursuant to Section 3.1(a)(i) and (ii) a check in the aggregate amount (after giving effect to any required tax withholdings) of (A) the cash that such holder is entitled to receive pursuant to Section 3.1(a)(i) plus (B) any cash in lieu of fractional shares determined in accordance with
Section 3.2(d) plus (C) any cash dividends and any other dividends or other distributions that such holder has the right to receive pursuant to the provisions of this Section 3.2. Upon surrender of a Certificate formerly representing Parent Shares for cancellation to the Exchange Agent together with such letter of transmittal, duly executed, the holder of such Certificate shall be entitled to receive in exchange therefor (i) a certificate representing that number of whole shares of Alternate Holdco common stock that such holder is entitled to receive pursuant to Section 3.1(b)(i)(A) and (ii) a check in the aggregate amount (after giving effect to any required tax withholdings) of any cash dividends and any other dividends or other distributions that such holder has the right to receive pursuant to the provisions of this Section 3.2. Each Certificate so surrendered shall forthwith be canceled. No interest will be paid or accrued on any amount payable upon due surrender of any Certificate. In the event of a transfer of ownership of Company Shares or Parent Shares that occurred prior to the Mitchell Merger Effective Time or the Devon Merger Effective Time, as the case may be, but is not registered in the transfer records of the Company or Parent, the Merger Consideration may be issued and/or paid or the shares of Alternate Holdco common stock may be issued, as the case may be, to such a transferee if the Certificate formerly representing such Company Shares or Parent Shares is presented to the Exchange Agent, accompanied by all documents required to evidence and effect such transfer and to evidence that any applicable stock transfer taxes have been paid. If any certificate for shares of Alternate Holdco common stock is to be issued in a name other than that in which the Certificate surrendered in exchange therefor is registered, it shall be a condition of such exchange that the Person requesting such exchange shall pay any transfer or other taxes required by reason of the issuance of certificates for shares of Alternate Holdco common stock in a name other than that of the registered holder of the Certificate surrendered, or shall establish to the satisfaction of Alternate Holdco or the Exchange Agent that such tax has been paid or is not applicable.

     (b) Distributions with Respect to Unexchanged Shares. Whenever a dividend or other distribution is declared by Alternate Holdco in respect of Alternate Holdco common stock, the record date for which is at or after the Mitchell Merger Effective Time (with respect to Certificates formerly representing

Company Shares) or after the Devon Merger Effective Time (with respect to Certificates formerly representing Parent Shares), that declaration shall include dividends or other distributions in respect of all shares of Alternate Holdco common stock issuable pursuant to this Agreement. No dividends or other distributions so declared in respect of such Alternate Holdco common stock shall be paid to any holder of any unsurrendered Certificate until such Certificate is surrendered for exchange in accordance with this Section 3.2. Subject to the effect of applicable laws, following surrender of any such Certificate, there shall be issued or paid, less the amount of any withholding taxes that may be required thereon, to the holder of the certificates representing whole shares of Alternate Holdco common stock issued in exchange for such Certificate, without interest, (i) at the time of such surrender, the dividends or other distributions with a record date that is at or after the Mitchell Merger Effective Time or the Devon Merger Effective Time, as the case may be, and a payment date on or prior to the date of surrender of such whole shares of Alternate Holdco common stock and not previously paid and (ii) at the appropriate payment date, the dividends or other distributions payable with respect to such whole shares of Alternate Holdco common stock with a record date at or after the Mitchell Merger Effective Time or the Devon Merger Effective Time, as the case may be, but with a payment date subsequent to surrender. For purposes of dividends or other distributions in respect of shares of Alternate Holdco common stock, (i) all shares of Alternate Holdco common stock to be issued pursuant to the Mitchell Merger shall be deemed issued and outstanding as of the Mitchell Merger Effective Time and (ii) all shares of Alternate Holdco common stock to be issued pursuant to the Devon Merger shall be deemed issued and outstanding as of the Devon Merger Effective Time.

     (c) Transfers. After the Mitchell Merger Effective Time, there shall be no transfers on the stock transfer books of the Company of the Company Shares that were outstanding immediately prior to the Mitchell Merger Effective Time. After the Devon Merger Effective Time, there shall be no transfers on the stock transfer books of Parent of the Parent Shares that were outstanding immediately prior to the Devon Merger Effective Time.

     (d) Fractional Shares. Notwithstanding any other provision of this Agreement, no fractional shares of Alternate Holdco common stock will be issued and any holder of Company Shares entitled to receive a fractional share of Alternate Holdco common stock (after taking into account the aggregate number of shares of Alternate Holdco common stock to be received in exchange for all shares held by such holder) but for this Section 3.2(d) shall be entitled to receive in lieu thereof an amount in cash (without interest) determined by multiplying such fraction (rounded to the nearest one-hundredth of a share) by the average closing price of a share of Parent Common Stock, as reported in The Wall Street Journal, Southwestern edition, on the five trading days immediately prior to the last business day before the Mitchell Merger Effective Time.

     (e) Termination of Exchange Period; Unclaimed Merger Consideration or Alternate Holdco Common Stock. Any shares of Alternate Holdco common stock and any portion of the cash, dividends or other distributions with respect to the Alternate Holdco common stock deposited by Alternate Holdco with the Exchange Agent (including the proceeds of any investments thereof) that remain unclaimed by the stockholders of the Company or Parent 180 days after the Effective Time shall be paid to Alternate Holdco. Any stockholders of the Company or Parent who have not theretofore complied with this Article 3 shall thereafter be entitled to look only to Alternate Holdco for payment of their Merger Consideration, issuance of the shares of Alternate Holdco common stock to which they are entitled and any cash, dividends and other distributions in respect thereof issuable and/or payable pursuant to Section 3.1, Section 3.2(b) and Section 3.2(d) upon due surrender of their Certificates (or, in lieu of such Certificates, affidavits of loss together with either a reasonable undertaking to indemnify Alternate Holdco , Parent or the Company, if Alternate Holdco believes that the Person providing the indemnity is sufficiently creditworthy, or, if Alternate Holdco does not so believe, indemnity bonds), in each case, without any interest thereon. Notwithstanding the foregoing, none of Alternate Holdco, Parent, the surviving corporations of the Mitchell Merger or the Devon Merger, the Exchange Agent or any other Person shall be liable to any former holder of Company Shares or Parent Shares for any amount properly delivered to a public official pursuant to applicable abandoned property, escheat or similar laws.

     (f) Lost, Stolen or Destroyed Certificates. In the event any Certificate shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the Person claiming such Certificate to be lost, stolen or destroyed, and if Alternate Holdco believes that the Person providing the indemnity is sufficiently creditworthy, the making of a reasonable undertaking to indemnify Alternate Holdco, Parent or the Company, or, if Alternate Holdco does not so believe, the posting by such Person of a bond in the form customarily required by Alternate Holdco to indemnify against any claim that may be made against it with respect to such Certificate, Alternate Holdco will issue the shares of Alternate Holdco common stock and the Exchange Agent will distribute such Merger Consideration, shares of Alternate Holdco common stock, dividends and other distributions in respect thereof issuable or payable in exchange for such lost, stolen or destroyed Certificate pursuant to Section 3.1,
Section 3.2(b) and Section 3.2(d), in each case, without interest.

     (g) Affiliates. Notwithstanding anything in this Agreement to the contrary, Certificates formerly representing Company Shares surrendered for exchange by any Rule 145 Affiliate (as determined pursuant to Section 6.10) of the Company shall not be exchanged until Alternate Holdco has received a written agreement from such Person as provided in Section 6.10. Notwithstanding anything in this Agreement to the contrary, Certificates formerly representing Parent Shares surrendered for exchange by any Person who, at the time of the meeting or meetings of the Parent's stockholders pursuant to Section 6.3, Parent believes may be deemed to be an "affiliate" (as that term is used in paragraphs (c) and (d) of Rule 145 of the Securities Act) of Parent shall not be exchanged until Alternate Holdco has received a written agreement from such Person, in the form attached hereto as Exhibit C.

     SECTION 3.3  Dissenters' Rights.

     (a) Dissenting Company Shares. Company Shares that are outstanding immediately prior to the Mitchell Merger Effective Time and that are held by stockholders who shall have not voted in favor of the approval of the Merger Agreement and who shall have made written demand for payment of the fair value for such shares in accordance with Section 5.12 of the TBCA (collectively, the "Dissenting Shares") shall not be converted into or represent the right to receive the Merger Consideration. Such stockholders shall be entitled to receive payment of the fair value of the Company Shares held by them in accordance with the TBCA, except that all Dissenting Shares held by stockholders who shall have failed to perfect or who effectively shall have withdrawn or lost their rights to appraisal of such Company Shares under the TBCA shall thereupon be deemed to have been converted into and to be exchangeable, as of the Mitchell Merger Effective Time, for Merger Consideration in the manner provided in Section 3.1(a)(i).

     (b) Dissenting Parent Preferred Shares. In accordance with Section 262 of the DGCL, no appraisal rights shall be available to holders of Parent Common Stock in connection with the Devon Merger. Holders of shares of Parent 6.49% Preferred Stock issued and outstanding immediately prior to the Devon Merger Effective Time who shall have delivered a written demand for appraisal of those shares in accordance with the DGCL and who, as of the Devon Merger Effective Time, shall not have effectively withdrawn or lost this right to appraisal (such shares, "Dissenting Parent Preferred Shares") shall be entitled to those rights (but only those rights) as are granted by Section 262 of the DGCL. Each holder of Dissenting Parent Preferred Shares who becomes entitled to payment for those Dissenting Parent Preferred Shares pursuant to Section 262 of the DGCL shall receive payment from the surviving corporation of the Devon Merger in accordance with the DGCL; provided, however, that (A) if any holder of Dissenting Parent Preferred Shares shall have failed to establish the holder's entitlement to appraisal rights as provided in Section 262 of the DGCL, (B) if any holder of Dissenting Parent Preferred Shares shall have effectively withdrawn the holder's demand for appraisal of the holder's shares or lost the holder's right to appraisal and payment for the holder's shares under Section 262 of the DGCL or
(C) if neither any holder of Dissenting Parent Preferred Shares nor the surviving corporation of the Devon Merger shall have filed a petition demanding a determination of the value of all Dissenting Parent Preferred Shares within the time provided in Section 262 of the DGCL, the holder shall forfeit the right to appraisal of those Dissenting Parent Preferred Shares and each Dissenting Parent Preferred Share shall remain outstanding in accordance with Section 3.1(b)(i)(B).

     SECTION 3.4 Adjustments to Prevent Dilution. In the event that, prior to the Mitchell Merger Effective Time or the Devon Merger Effective Time, there shall have been declared or effected a reclassification, stock split (including a reverse split), stock dividend, stock distribution or similar event made with respect to the Company Shares, the Parent Common Stock or the Alternate Holdco common stock, the Merger Consideration shall be equitably adjusted to reflect such event.

     3. All references to "Parent" in Section 6.12 shall be deemed to be references to Alternate Holdco, all references to the "Surviving Corporation" in
Section 6.12 shall be deemed to be references to the surviving corporation of the Mitchell Merger, all references to the "Merger" in Section 6.12 shall be deemed to be references to the Mitchell Merger and all references to the "Effective Time" in Section 6.12 shall be deemed to be references to the Mitchell Merger Effective Time.

     4. All references to "Parent" in Section 6.13 shall be deemed to be references to Alternate Holdco (and, for the avoidance of doubt, all references to "Continuing Employees" in Section 6.13 shall be deemed to be references to officers and employees of the Company and its Subsidiaries who become and remain regular (full-time) employees of Alternate Holdco or any of its Subsidiaries).

     5. Sections 6.13(d), (e), (f) and (g) shall be deleted in their entirety and replaced with the following:

     (d) Alternate Holdco and the Company shall take such actions, including (with respect to the Company) the amendment of the options ("Stock Options") to purchase Company Shares, and the plans pursuant to which such options have been issued ("Option Plans"), to permit Alternate Holdco to assume, and Alternate Holdco shall assume, effective at the Mitchell Merger Effective Time, each Option Plan and each Stock Option that remains unexercised in whole or in part as of the Mitchell Merger Effective Time and substitute shares of Alternate Holdco common stock for the Company Shares purchasable under each such assumed option ("Assumed Option"), which assumption and substitution shall be effected as follows:

          (i) the number of shares of Alternate Holdco common stock purchasable under the Assumed Option shall be equal to 1.20 times the number of shares of Company Common Stock underlying the Assumed Option (without regard to any vesting schedule and with any fractional amount rounded to the next lowest share);

          (ii) the per share exercise price of such Assumed Option shall be an amount (with fractional amounts rounded to the next highest cent) equal to the per share exercise price of the Stock Option being assumed divided by 1.20;

          (iii) Alternate Holdco will provide each holder of each Stock Option being assumed with a statement showing the converted number of shares, the exercise price, and the expiration date for each Assumed Option; and

          (iv) any other provisions of each Assumed Option shall remain in effect, and Alternate Holdco shall not permit the acceleration of the exercisability or require the mandatory surrender of the Assumed Options in connection with the Mitchell Merger pursuant to applicable provisions of the Option Plans.

     (e) Alternate Holdco shall take all corporate action necessary to reserve for issuance a sufficient number of shares of Alternate Holdco common stock for delivery upon exercise of the Assumed Options and, as soon as practicable after the Effective Time, Alternate Holdco shall file a registration statement on Form S-8 (or other appropriate form) with respect to the shares of Alternate Holdco common stock subject to the Assumed Options, and shall use its reasonable best efforts to maintain the effectiveness of such registration statement for so long as any of the Assumed Options remain outstanding.

     (f) Alternate Holdco and the Company shall take such actions to permit Alternate Holdco to assume, and Alternate Holdco shall assume, effective at the Mitchell Merger Effective Time, each bonus unit ("Bonus Unit") issued under the Mitchell Energy & Development Corp. 1997 Bonus Unit Plan ("Bonus Unit Plan")that remains unredeemed in whole or in part as of the Mitchell Merger Effective Time and substitute the value of shares of Alternate Holdco common stock for the value of the shares of

Company Common Stock that is used to determine the amount payable to an employee upon redemption of the Bonus Unit ("Assumed Bonus Unit"), which assumption and substitution shall be effected as follows:

          (i) the number of Bonus Units redeemable under the Assumed Bonus Unit shall be equal to 1.20 times the number of Bonus Units being assumed (without regard to any vesting schedule and with any fractional amount rounded to the next lowest share);

          (ii) the value of each Assumed Bonus Unit as of the Redemption Date (as defined in the Bonus Unit Plan) shall be equal to the amount, if any, by which (A) the closing price of a share of Alternate Holdco common stock on such date exceeds (B) the "exercise price" of the Assumed Bonus Unit, which shall be the closing price of Company Common Stock on the Designation Date (as defined in the Bonus Unit Plan) divided by 1.20 (with fractional amounts rounded to the next highest cent);

          (iii) Alternate Holdco will provide each holder of Bonus Units being assumed with a statement showing the converted number of units, the exercise price of the Assumed Bonus Units, and the expiration date for each Assumed Bonus Unit; and

          (iv) any other provisions of each Assumed Bonus Unit shall remain in effect, and Alternate Holdco shall not permit the acceleration of the exercisability of the Assumed Bonus Units in connection with the Mitchell Merger pursuant to Section VII of the Bonus Unit Plan.

     (g) Alternate Holdco agrees that its Board of Directors (or the Compensation Committee thereof) shall, at or prior to the Mitchell Merger Effective Time, adopt resolutions specifically approving, for purposes of Rule 16b-3 under the Securities Exchange Act of 1934, the receipt, pursuant to this
Section 6.13, of Assumed Options and Assumed Bonus Units.

     6. Section 7.1(e) shall be deleted in its entirety and replaced with the following:

     (e) The shares of Alternate Holdco common stock to be issued pursuant to the Alternate Mergers and shares issuable pursuant to Assumed Options shall have been authorized for listing on the AMEX, subject to official notice of issuance.

     7. Section 7.2(b) shall be deleted in its entirety and replaced with the following:

     (b) The Company shall have received the opinion of Vinson & Elkins L.L.P., counsel to the Company, in form and substance reasonably satisfactory to the Company, on the basis of certain facts, representations and assumptions set forth in such opinion, dated the Closing Date, a copy of which shall be furnished to Parent, to the effect that the receipt by the stockholders of the Company of Alternate Holdco common stock and cash in exchange for Company Shares pursuant to the Mitchell Merger will qualify for federal income tax purposes as a nonrecognition transaction described in section 351 of the Code, except to the extent that the stockholders of the Company receive cash in exchange for their Company Shares in the Mitchell Merger. In rendering such opinion, such counsel shall be entitled to receive and rely upon representations of officers of Alternate Holdco, the Company, Mitchell Merger Sub and Parent as to such matters as such counsel may reasonably request.

     8. Section 7.3(b) shall be deleted in its entirety and replaced with the following:

     (b) Parent shall have received the opinion of Mayer, Brown & Platt, counsel to Parent, in form and substance reasonably satisfactory to Parent, on the basis of certain facts, representations and assumptions set forth in such opinion, dated the Closing Date, a copy of which will be furnished to the Company, to the effect that the receipt by Parent stockholders of Alternate Holdco common stock in exchange for Parent Shares pursuant to the Devon Merger will qualify for federal income tax purposes as a nonrecognition transaction described in section 351 of the Code. In rendering such opinion, such counsel shall be entitled to receive and rely upon representations of officers of Alternate Holdco, the Company, Devon Merger Sub and Parent as to such matters as such counsel may reasonably request.

                                   EXHIBIT C

                       FORM OF PARENT AFFILIATE'S LETTER

     This SHAREHOLDER AGREEMENT, dated as of           , 2001 (this "Agreement")
is between Devon Holdco Corporation, a Delaware corporation ("Alternate Holdco"), and the undersigned shareholder ("Shareholder") of Devon Energy Corporation, a Delaware corporation ("Parent"). Capitalized terms not otherwise defined in this Agreement have the meanings ascribed to them in the Merger Agreement.

                                    RECITALS

     A. Parent, Devon NewCo Corporation, a Delaware corporation and a wholly owned subsidiary of Parent ("Merger Sub"), Alternate Holdco, Devon Merger Corporation, a Delaware corporation and a wholly owned subsidiary of Alternate Holdco, Mitchell Merger Corporation, a Texas corporation and a wholly owned subsidiary of Alternate Holdco, and Mitchell Energy & Development Corp., a Texas corporation (the "Company"), have entered into an Amended and Restated Agreement and Plan of Merger, dated as of August 13, 2001 (the "Merger Agreement"), pursuant to which the Company will merge (the "Merger") with and into Merger Sub, with Merger Sub surviving the Merger (or, if an Alternate Structure Event occurs, the parties will consummate the Alternate Mergers);

     B. Pursuant to the Merger Agreement, if an Alternate Structure Event occurs, at the Devon Merger Effective Time, outstanding Parent Shares will be converted into shares of Alternate Holdco common stock;

     C. The execution and delivery of this Agreement by Shareholder is a material inducement to Parent and Alternate Holdco to enter into the Merger Agreement; and

     D. Shareholder has been advised that Shareholder may be deemed to be an "affiliate" of Parent, as such term is used (i) for purposes of paragraphs (c) and (d) of Rule 145 of the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Act").

NOW, THEREFORE, intending to be legally bound, the parties agree as follows:

     1. Acknowledgments by Shareholder. Shareholder acknowledges and understands that the representations, warranties and covenants made by Shareholder set forth in this Agreement will be relied upon by Parent, Alternate Holdco, the Company, and their respective affiliates and counsel, and that substantial losses and damages may be incurred by such persons if Shareholder's representations, warranties or covenants are breached. Shareholder has carefully read this Agreement and the Merger Agreement and has consulted with such legal counsel and financial advisers as Shareholder has deemed appropriate in connection with the execution of this Agreement.

     2. Compliance with Rule 145 and the Act.

     (a) Shareholder has been advised that (i) the issuance of shares of Alternate Holdco common stock in connection with the Devon Merger is expected to be effected pursuant to a Registration Statement filed by Parent and Alternate Holdco on Form S-4, and the resale of such shares will be subject to the restrictions set forth in Rule 145 under the Act unless such shares are otherwise transferred pursuant to an effective registration statement under the Act or an appropriate exemption from registration, and (ii) Shareholder may be deemed to be an affiliate of Parent. Shareholder accordingly agrees not to sell, pledge, transfer or otherwise dispose of any shares of Alternate Holdco common stock issued to Shareholder in the Merger, unless (i) such sale, pledge, transfer or other disposition is made in conformity with the requirements of Rule 145 under the Act, (ii) such sale, pledge, transfer or other disposition is made pursuant to an effective registration statement under the Act, or (iii) Shareholder delivers to Alternate Holdco a written opinion of counsel, in form and substance reasonably acceptable to Alternate Holdco to the effect that such sale, pledge, transfer or other disposition is otherwise exempt from registration under the Act.

     (b) Alternate Holdco will give stop transfer instructions to its transfer agent with respect to any Alternate Holdco common stock received by Shareholder pursuant to the Devon Merger, and there will be placed on the certificates representing such Alternate Holdco common stock, or any substitutions therefor, legends stating in substance:

        "THE SHARES REPRESENTED BY THIS CERTIFICATE WERE ISSUED PURSUANT TO A TRANSACTION TO WHICH RULE 145 PROMULGATED UNDER THE SECURITIES ACT OF 1933 APPLIES, AND MAY ONLY BE TRANSFERRED IN CONFORMITY WITH RULE 145, PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT, OR IN ACCORDANCE WITH A WRITTEN OPINION OF COUNSEL, REASONABLY ACCEPTABLE TO THE ISSUER, IN FORM AND SUBSTANCE TO THE EFFECT THAT SUCH TRANSFER IS EXEMPT FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933."

The legend set forth above shall be removed (by delivery of a substitute certificate without such legend), and Alternate Holdco shall so instruct its transfer agent, if a registration statement respecting the sale of the shares has been declared effective under the Act or if Shareholder delivers to Alternate Holdco (i) satisfactory written evidence that the shares have been sold in compliance with Rule 145 (in which case, the substitute certificate will be issued in the name of the transferee), or (ii) an opinion of counsel, in form and substance reasonably acceptable to Alternate Holdco to the effect that sale of the shares by the holder thereof is no longer subject to Rule 145.

     3. Miscellaneous.

     (a) This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same document. Delivery of an executed counterpart of this Agreement by facsimile shall be effective to the fullest extent permitted by applicable law.

     (b) This Agreement shall be enforceable by, and shall inure to the benefit of and be binding upon, the parties and their respective successors and assigns. As used in this Agreement, the term "successors and assigns" means, where the context to permits, heirs, executors, administrators, trustees and successor trustees, and personal and other representatives.

     (c) This Agreement shall be deemed to be made in and in all respects shall be interpreted, construed and governed by and in accordance with the laws of the State of Delaware. The parties irrevocably and unconditionally consent to submit to the exclusive jurisdiction of the courts of the State of Delaware and of the United States of America, in either case located in Wilmington, Delaware (the "Delaware Courts") for any litigation arising out of or relating to this Agreement and the transactions contemplated by this Agreement (and agree not to commence any litigation relating thereto except in such Delaware Courts), waive any objection to the laying of venue of any such litigation in the Delaware Courts and agree not to plead or claim in any Delaware Court that such litigation brought therein has been brought in an inconvenient forum.

     (d) If any term, provision, covenant, or restriction contained in this Agreement is held by a court or a federal or state regulatory agency of competent jurisdiction to be invalid, void, or unenforceable, the remainder of the terms, provisions, covenants, and restrictions contained in this Agreement shall remain in full force and effect, and shall in no way be affected, impaired, or invalidated.

     (e) Counsel to the parties to the Merger Agreement shall be entitled to rely upon this Agreement as needed.

     (f) This Agreement shall not be modified or amended, or any right waived or any obligations excused, except by a written agreement signed by both parties.

     (g) Notwithstanding any other provision contained in this Agreement, this Agreement and all obligations under this Agreement shall terminate upon the termination of the Merger Agreement in accordance with its terms.

     (h) From and after the Devon Merger Effective Time and as long as is necessary in order to permit Shareholder to sell Alternate Holdco common stock held by Shareholder pursuant to Rule 145 and, to the extent applicable, Rule 144 under the Act, Alternate Holdco will file on a timely basis all reports required to be filed by it pursuant to the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder, as the same shall be in effect at the time, and shall otherwise make available adequate public information regarding Alternate Holdco in such manner as may be required to satisfy the requirements of paragraph (c) of Rule 144 under the Act.

     IN WITNESS WHEREOF, this Agreement is executed as of the date first stated above.

                                            DEVON HOLDCO CORPORATION,
                                            a Delaware corporation

                                            By:
                                              ----------------------------------
                                            Name:
                                            Title:

                                            SHAREHOLDER

                                            ------------------------------------
                                            Name:
                                            Number of Shares Owned:
                                            Number of Shares Issuable upon
                                            Exercise of Stock Options:

                                                                         ANNEX A

              AMENDMENT TO THE COMPANY'S ARTICLES OF INCORPORATION

     Article Four shall be deleted in its entirety and replaced with the following:

     "The total authorized capital stock of the corporation shall consist of 1,000 shares of common stock having a par value of $0.10 per share."

                                                                         ANNEX B

              AMENDMENTS TO PARENT'S CERTIFICATE OF INCORPORATION

     1. Article I shall be deleted in its entirety and replaced with the following:

          "The name of this corporation (the "Corporation") is Devon Intermediate Holding Corporation."

     2. Section A of Article IV shall be deleted in its entirety and replaced with the following:

          "A. The Corporation shall be authorized to issue a total of 4,501,001 shares of capital stock divided into classes as follows:

             (1) 1,000 shares of Common Stock, par value $0.10 per share ("Common Stock"),

             (2) 4,500,000 shares of Preferred Stock, par value $1.00 per share ("Preferred Stock"), and

             (3) 1 share of Special Voting Stock, par value $0.10 per share."

     3. All provisions of Section A of Article VI shall be deleted in their entirety, except for the first sentence thereof, which shall remain unchanged.

     4. Article V (Election of Directors), Article VII (Stockholder Consent) and
Article XI (Amendment of Corporate Documents) shall be deleted in their entirety and the remaining Articles shall be renumbered to be in sequential order.